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                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY

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                                  $10,000,000

                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                           Dated as of June 29, 1999

                                    Between

                      THE NEW YORK RESTAURANT GROUP, INC.

                                      and

                        MAGNETITE ASSET INVESTORS L.L.C.

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                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----
                                    ARTICLE I

                                   DEFINITIONS

1.1    Defined Terms ................................................   1
1.2    Accounting Terms; UCC Terms ..................................  14
1.3    Certain Matters of Construction ..............................  14

                                   ARTICLE II

                          AUTHORIZATION, SALE, PURCHASE
                             AND PREPAYMENT OF NOTES

2.1    Authorization of Notes .......................................  14
2.2    Sale and Purchase of Notes ...................................  14
2.3    Prepayment of Notes ..........................................  15

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1    Financial Condition ..........................................  17
3.2    Due Existence and Authority; Compliance with Law .............  17
3.3    Power and Authority; Authorization; Enforceable Obligations ..  18
3.4    Legal Bar ....................................................  18
3.5    No Material Litigation .......................................  18
3.6    No Default ...................................................  18
3.7    No Burdensome Restrictions ...................................  19
3.8    Taxes ........................................................  19
3.9    Federal Regulations ..........................................  19
3.10   Liens on Properties ..........................................  19
3.11   Ownership; Leasehold Interests and Liens .....................  19
3.12   Information ..................................................  19
3.13   Tradenames ...................................................  20
3.14   Solvency .....................................................  20
3.15   Brokers ......................................................  20


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3.16   Management Agreements; Material Contracts ....................  20
3.17   Leases .......................................................  20
3.18   Environmental Compliance .....................................  20
3.19   No Material Adverse Change ...................................  22
3.20   No Default under Senior Debt .................................  23
3.21   Year 2000 Compliance .........................................  23
3.22   Private Offering by the Company ..............................  24
3.23   Use of Proceeds; Margin Regulations ..........................  24
3.24   Status under Certain Statutes ................................  25
3.25   Organization and Ownership of Shares of Subsidiaries;
       Affiliates ...................................................  25
3.26   Outstanding Indebtedness .....................................  26

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER

4.1    Purchase for Investment ......................................  26
4.2    Source of Funds ..............................................  26

                                    ARTICLE V

                              CONDITIONS TO CLOSING

5.1    Notes ........................................................  28
5.2    Subsidiaries' Guaranty .......................................  28
5.3    Warrants .....................................................  28
5.4    Legal Opinion ................................................  28
5.5    Resolutions and Certificates .................................  28
5.6    Environmental Reports ........................................  28
5.7    Appraisals ...................................................  28
5.8    Payment of Special Counsel Fees ..............................  29
5.9    Representations and Warranties ...............................  29
5.10   Additional Matters ...........................................  29

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

6.1    Compliance with Laws, Etc ....................................  29
6.2    Preservation of Existence ....................................  29
6.3    Financial Information and Compliance Certificates ............  29


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6.4    Defaults .....................................................  30
6.5    Insurance ....................................................  31
6.6    Preservation of Properties ...................................  31
6.7    Taxes ........................................................  31
6.8    Notice of Litigation .........................................  31
6.9    Alan Stillman ................................................  31
6.10   Subsidiaries' Guaranty .......................................  31
6.11   New Restaurants ..............................................  31
6.12   Inspection of Property; Books and Records; Discussions .......  32
6.13   Environmental Laws ...........................................  32
6.14   Payment of Obligations .......................................  32
6.15   Further Assurances ...........................................  32

                                   ARTICLE VII

                               FINANCIAL COVENANTS

7.1    Covenants ....................................................  33

                                  ARTICLE VIII

                                    NEGATIVE

8.1    Indebtedness .................................................  34
8.2    Mergers and Sales of Assets ..................................  34
8.3    Loans; Investments ...........................................  34
8.4    Liens ........................................................  35
8.5    Contingent Liabilities .......................................  35
8.6    Sales of Receivables; Sale - Leasebacks ......................  35
8.7    Nature of Business ...........................................  35
8.8    Accounting Changes ...........................................  35
8.9    Transactions with Affiliates .................................  35
8.10   Dividends and Distributions and Investments ..................  35
8.11   Subsidiaries .................................................  36

                                   ARTICLE IX

                           EVENTS OF DEFAULT; REMEDIES

9.1    Events of Default ............................................  36
9.2    Acceleration .................................................  39


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9.3    Other Remedies ...............................................  39
9.4    Rescission ...................................................  40
9.5    No Waivers or Election of Remedies, Expenses, etc ............  40

                                    ARTICLE X

                                  SUBORDINATION

10.1   Agreement to Subordinate .....................................  40
10.2   Liquidation, Dissolution, Bankruptcy .........................  40
10.3   Default on Senior Indebtedness ...............................  42
10.4   Acceleration of Payment of Notes .............................  42
10.5   Distributions to Noteholders .................................  43
10.6   Subrogation ..................................................  43
10.7   Relative Rights ..............................................  43
10.8   Subordination May Not Be Impaired by Company .................  43
10.9   Distribution or Notice to Representative .....................  43
10.10  Article 10 Not to Prevent Events of Default or Limit Right
       to Accelerate ................................................  43
10.11  Reliance by Holders of Senior Indebtedness on
       Subordination Provisions .....................................  44

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1   Notices ......................................................  44
11.2   No Waiver; Cumulative Remedies ...............................  45
11.3   Survival of Representations and Warranties ...................  45
11.4   Payment of Expenses; Examination .............................  45
11.5   Waiver of Jury Trial, Setoff and Counterclaim ................  45
11.6   Waiver of Automatic Stay .....................................  46
11.7   Modification and Waiver; Voting ..............................  46
11.8   Severability .................................................  47
11.9   Successors and Assigns .......................................  47
11.10  Governing Law; Consent to Jurisdiction .......................  47
11.11  Entire Agreement .............................................  47
11.12  Interest Adjustment ..........................................  48
11.13  Section Titles ...............................................  48
11.14  Counterparts .................................................  48
11.15  Indemnities ..................................................  48
11.16  Transfer and Exchange of Notes ...............................  49
11.17  Place of Payment .............................................  50


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11.18  Cooperation as to Certain Matters ............................  50

Table of Exhibits and Schedules:

EXHIBIT   5.1      Form of Note
EXHIBIT   5.2      Form of Subsidiaries' Guaranty
EXHIBIT   5.3      Form of Warrant Agreement
EXHIBIT   5.4      Form of Opinion of Hutchins, Wheeler & Dittmar

SCHEDULE  3.1      Contingent Obligations
SCHEDULE 3.10      Liens
SCHEDULE 3.13      Trademarks
SCHEDULE 3.16      Management Agreements and Material Contracts
SCHEDULE 3.17      Leases
SCHEDULE 3.25      Subsidiaries and Affiliates
SCHEDULE 3.26      Outstanding Indebtedness


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      SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of June 29, 1999, between THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "Company"), with its principal place of business at 1114 First Avenue, New York, New York 10021, and MAGNETITE ASSET INVESTORS L.L.C., a Delaware limited liability company (the "Purchaser"), with its principal place of business at 345 Park Avenue, 29th Floor, New York, New York 10154.

      In consideration of the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1 Defined Terms. In addition to the defined terms appearing above or defined in subsequent Sections of this Agreement, as used herein the following terms shall have the following meanings:

      "Acquired Indebtedness" shall mean Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets, in each case not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Subsidiary or the date of the acquisition of such assets.

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" shall mean this Senior Subordinated Note Purchase Agreement, as the same from time to time may be amended, supplemented or modified, and any appendices, exhibits or schedules hereto.

      "Asset Acquisition" shall mean (a) an Investment by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary, or shall be

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merged with or into the Company or any Subsidiary, or (b) the acquisition by the
Company or any Subsidiary of the assets of any Person (other than a Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Construction" shall mean the construction by the Company or any Subsidiary of a new restaurant owned and operated by the Company or any Subsidiary, which restaurant has been open for business and fully operational for at least three months prior to the relevant Transaction Date (as such term is defined in the definition of "Pro Forma Consolidated Fixed Charge Coverage Ratio").

      "Blockage Notice" shall have the meaning given in Section 10.3.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or permitted by law to remain closed.

      "Capitalized Lease" shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

      "Capitalized Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash Flow Positive" shall have the meaning given in Section 6.11

      "CERCLA" shall have the meaning given in Section 3.18(a).

      "Change of Control" means the occurrence of one or more of the following events:

      (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement) other than to a wholly-owned Subsidiary of the Company;

      (b)   the liquidation or dissolution of the Company;


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      (c)   any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; provided that this clause shall not applied to any Person or Group that owns as of the date hereof, directly or indirectly, beneficially or of record, 10% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or

      (d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved;

      (e) Alan Stillman and/or his wife, executor or heirs shall fail to own, directly or indirectly, at least 75% of the voting interests of the Company owned by Alan Stillman as of the date hereof.

      "Charges" shall have the meaning given in Section 11.12.

      "Closing Date" shall mean the date of this Agreement.

      "Consolidated EBITDA" shall mean for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) Federal, state and local income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including any amortization of deferred rent) and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), any gains


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resulting from the effect of inflationary accounting and (c) any other non-cash income, all as determined on a consolidated basis.

      "Consolidated Fixed Charge Coverage Ratio" shall mean for any period, the ratio of (a) Consolidated EBITDA plus Consolidated Lease Expense (to the extent actually paid) for such period to (b) Consolidated Fixed Charges for such period.

      "Consolidated Fixed Charges" means, for any period the sum of: (a) Consolidated Interest Expense; (b) scheduled amortization of Indebtedness, determined on a consolidated basis in accordance with GAAP, for the period involved and discount or premium relating to any such Indebtedness for any period involved, whether expensed or capitalized; and (c) Consolidated Lease Expense, determined without duplication of items included in Consolidated Interest Expense, in each case of the Company and its Subsidiaries.

      "Consolidated Interest Expense" means, for any period the amount of interest expense, both expensed and capitalized, of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded any interest attributable to the original issue discount attributable to the Notes.

      "Consolidated Lease Expense" means, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

      "Consolidated Leverage Ratio" shall mean as of the date of determination, the ratio of Consolidated Total Debt less cash on hand as of the date of such determination to Consolidated EBITDA for the four consecutive fiscal quarters immediately preceding the date of such determination.

      "Consolidated Net Income" shall mean for any period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Total Debt" shall mean as of the date of determination, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.


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      "Default" shall mean the occurrence of any of the events specified in this
Agreement which would give rise to an "Event of Default", whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

      "Designated Senior Indebtedness" shall mean (i) the Senior Loan and (ii) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $1,000,000 and is specifically designated by the Company in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Agreement.

      "Disputed Taxes" shall mean taxes the validity and amount of which are being contested in good faith, and as to which no executable lien has been entered, or if such a lien has been entered, the Company has established reasonable segregated reserves with respect thereto.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Environmental Engineer" shall mean a firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters.

      "Environmental Laws" shall have the meaning given in Section 3.18(a).

      "EPA" shall have the meaning given in Section 3.18(b).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" shall mean any of the events specified in this Agreement under "Events of Default"; provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Financing Documents" shall mean this Agreement and each document, agreement and instrument executed in connection herewith or pursuant hereto, including, without limitation, the Note, the Subsidiaries' Guarantees, the Warrants and the Warrant Agreement.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.


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      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

      "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      "Hazardous Substances" shall have the meaning given in Section 3.18(b).

      "Immaterial Vendors" shall have the meaning given in Section 3.21(a).

      "Incur" shall have the meaning given in Section 8.1(a).

      "Indebtedness" shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) except items in dispute, all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond 120 days, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances,
(g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all Guarantees of such Person, and (i) all obligations of such Person upon which interest charges are customarily paid.

      "Investment" means any investment, made in cash or by delivery of property, by the Company or any of Subsidiaries (a) in any Person, whether by acquisition of stock,


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Indebtedness or other obligation or security, or by loan, Guarantee, advance, capital contribution or otherwise, or (b) in any property.

      "Las Vegas Property" shall mean the leasehold interest in the Real Property more particularly described on Schedule 2(A) to the Senior Loan as the "Las Vegas Property."

      "Leases" shall mean the leases, licenses and agreements, whether written or oral, relating to the use or occupancy of the space in or on the Mortgaged Property.

      "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction), except for protective filings of financing statements under the UCC or comparable law of any jurisdiction with respect to any true leases of property by the Company or any of its Subsidiaries.

      "March Financial Statements" shall have the meaning given in Section 3.1.

      "Material Adverse Effect" shall mean an event, occurrence or fact that could reasonably be expected to have a material adverse effect on the assets, business, operation or financial condition or other condition of the Company, individually, or of the Company and its Subsidiaries, taken as a whole.

      "Material Contracts" shall mean any contract pursuant to which the Company or any Subsidiary could reasonably be expected to receive or pay at least $500,000 over the term thereof, any contract pursuant to which the Company or any Subsidiary is restricted from competing, or any other contract which is material to the business of the Company and its Subsidiaries, taken as a whole.

      "Maximum Rate" shall have the meaning given in Section 11.12.

      "Mortgaged Property" shall mean collectively, the New Orleans Property, the Las Vegas Property and the Washington Property, which is conveyed to and accepted by the Senior Lender as security for the obligations in connection with the Senior Loan.

      "NAIC Annual Statement" shall have the meaning given in Section 4.2(g).

      "Net Proceeds of Capital Stock" shall mean, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including,


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without limitation, placement, underwriting and brokerage fees and expenses), received by the Company during such period, from the sale of all capital stock (other than Redeemable capital stock) of the Company, including in such net proceeds: (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt security to capital stock (but excluding any amount paid to the Company upon issuance of such convertible debt security); and (b) any amount paid to the Company upon issuance of any convertible debt security issued after March 31, 1999, and thereafter converted to capital stock during such period.

      "New Orleans Property" shall mean the Real Property more particularly described on Schedule 2(B) to the Senior Loan as the "New Orleans Property".

      "Notes(s)" shall have the meaning given in Section 2.1.

      "Noteholder(s)" shall mean the holder(s) of any of the Note(s) from time to time.

      "Obligations" shall have the meaning given under the Senior Loan.

      "Officer's Certificate" shall mean a certificate of the Chief Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Payment Blockage Period" shall have the meaning given in Section 10.3.

      "Permitted Indebtedness" shall mean, without duplication, each of the following: (a) Indebtedness of the Company under this Agreement; (b) Indebtedness which existed on the date of this Agreement and is set forth on
Schedule 3.26, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions therein; (c) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any such Subsidiaries; provided, however, that: (i) such Indebtedness is expressly subordinated to the prior payment in full in cash of all amounts due with respect to the Notes and (ii)
(A) any subsequent issuance or transfer of capital stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (c); (d) Purchase Money Indebtedness; (e) Refinancing Indebtedness of the Company or any Subsidiary; (f) all Obligations under the Senior Loan not to exceed at any time $16,500,000 in aggregate principal amount outstanding; and (g) Indebtedness of the Company or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar


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instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence.

      "Permitted Liens" shall mean (a) Liens for taxes not yet due and payable, and tax Liens relating to taxes due and payable, the validity and amount of which are being diligently contested in good faith and as to which the Company has segregated adequate reserves; provided, that, any Liens for any amount in excess of $500,000 arising from the failure of the Company or any Subsidiary to pay or withhold any employment related tax obligations shall not be "Permitted Liens", (b) mechanic's, worker's, materialmen's or other Liens arising in the ordinary course of business, (c) Liens securing Purchase Money Indebtedness, provided that (i) such Liens shall be created simultaneously with the incurrence of such Purchase Money Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Purchase Money Indebtedness, (iii) such Liens are not modified to secure other Indebtedness and the amount of such Purchase Money Indebtedness is not increased and (iv) the principal amount of Purchase Money Indebtedness secured by any such Lien shall at no time exceed 80% of the original price of such property; provided such obligations arise in the ordinary course of business on ordinary and customary terms, (d) Liens described in Schedule 3.10, securing Indebtedness permitted by clause (b) of the definition of Permitted Indebtedness (including Liens in favor of the Senior Lender), provided that no such Lien is amended after the Closing Date to cover any additional property or to secure additional Indebtedness, (e) Liens existing on the personal property of any Subsidiary prior to it becoming a Subsidiary of the Company, securing Acquired Indebtedness, provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, (f) Liens in favor of the holders under the Senior Loan, and (g) Liens and encumbrances in favor of any one or more landlord covering the machinery, equipment, furniture, furnishings, fixtures, tools and motor vehicles related to the specific restaurant leased from such landlord, but which Liens and encumbrances do not cover any wine inventory or art of the Company or any Subsidiary.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

      "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA, and/or such other Sections of ERISA applicable to entities of a type such as the Company, in respect of which the Company is an "employer" as defined in Section 3(5) of ERISA, and/or such other Sections of ERISA applicable to the Company.

      "Post Default Rate" shall mean at any time the rate of interest which would otherwise be applicable to the Notes plus two percent (2%) per annum.

      "Pro Forma Consolidated Interest Coverage Ratio" shall mean, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Pro Forma Consolidated Interest Coverage Ratio (the "Transaction Date") to (y) Consolidated Interest Expense of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence, repayment, repurchase, defeasement or other discharge of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence, repayment, repurchase, defeasement or other discharge of other Indebtedness (and the application of the proceeds thereof) (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period), occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence, repayment, repurchase, defeasement or other discharge, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any asset sales, discontinuance of operations (as determined in accordance with GAAP), Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions as determined in accordance with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition, asset sale or Asset Construction during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale, discontinuance, Asset Acquisition or Asset Construction (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the

Company or any Subsidiary since the beginning of such period) shall have made any Asset Acquisition, Asset Construction or asset sale that would have required adjustment pursuant to this definition, then the Pro Forma Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto as if such Asset Acquisition, Asset Construction or asset sale had occurred at the beginning of the applicable Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; provided that, to the extent such interest is covered by agreements relating to Interest Rate Agreements, interest thereon shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements and (2) if it bears, at the option of the Company or the relevant Subsidiary, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculation shall be made in good faith by the Chief Financial Officer of the Company, provided that whenever pro forma effect is to be given to an Asset Construction, the pro forma calculation will be made based on good faith estimated projections ratified by the Board of Directors of the Company, and provided further that in no event shall the projections with respect to the Consolidated EBITDA attributable to an Asset Construction reflect an annual internal rate of return in excess of 30% on the related Investment nor shall there be any pro forma inclusion of any Consolidated EBITDA for any restaurant that has not been fully operational for at least 3 months prior to such Transaction Date.

      "PTE" shall have the meaning given in Section 4.2(b).

      "Purchase Money Indebtedness" shall mean any Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing in an aggregate principal amount not exceeding $500,000 at any time outstanding.

      "Purchase Price" shall have the meaning given in Section 2.2

      "Qualified Offering" shall mean a public or private offering of securities of the Company.

      "RCRA" shall have the meaning given in Section 3.18(a).

      "Real Properties" shall mean the real properties listed on Schedule 2(D) and all other real property and interests in real property now owned or hereafter acquired by the Company or the Subsidiaries. Real Property shall include, without limitation, (i) land, (ii) any and all rights, easements, licenses and privileges appurtenant thereto, (iii) any and all improvements from time to time located thereon, (iv) any and all fixtures, equipment, machinery, appliances, furniture, furnishings and other tangible personal property now or hereafter attached thereto, installed therein or used or intended to be used in connection therewith (other than personal property of tenants) and (v) in the case of a Real Property held in whole or in part pursuant to a ground lease, such leasehold estate.

      "Redeemable" shall mean, with respect to the capital stock of any Person, each share of such Person's capital stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable capital stock.

      "Refinancing Indebtedness" shall mean any refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided that any such event shall not (i) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Agreement) of the Company and its Subsidiaries; or (ii) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

      "Release" shall have the meaning given in Section 3.18(c)(iii).

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Requirements of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "SARA" shall have the meaning given in Section 3.18(a).

      "Securities Act" shall mean the Securities Act of 1933, as amended and regulations and rulings promulgated thereunder.

      "Senior Indebtedness" means, with respect to the Company, the following obligations, whether outstanding on the date of this Agreement or thereafter issued, without duplication: (a) the Senior Loan, and (b) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness), (v) any capital stock of the Company, (vi) that portion of any Indebtedness of the Company that is Incurred by the Company in violation of
Section 8.1 or (vii) any other liability not constituting Indebtedness. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

      "Senior Lender" shall mean Fleet Bank, N.A., a national banking association, as lender under the Senior Loan, and any Lender with respect to Refinancing Indebtedness thereof.

      "Senior Loan" shall mean all Obligations under the Loan Agreement, dated as of September 1, 1998, as has been amended and may be amended from time to time, between the Company and the Senior Lender and any Refinancing Indebtedness incurred with respect thereto.

      "Source" shall have the meaning given in Section 4.2.

      "Subsidiaries' Guaranty" shall mean the jointly and severally, unconditional Guaranty by the Company's Subsidiaries which are parties thereto of the Company's obligations with respect to the Notes, substantially in the form attached hereto as Exhibit 5.2.

      "Subsidiary" shall mean as of any date each of the Company's then existing, direct or indirect, corporate, limited liability company or partnership subsidiaries.

      "UCC" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

      "Warrant Agreement" shall mean the warrant agreement to be entered between the Company and the Purchaser with respect to the issuance of warrants for the benefit of the Purchaser, substantially in the form attached hereto as Exhibit 5.3.

      "Warrants" shall have the meaning given in Section 2.4.

      "Washington Property" shall mean the leasehold interest in the Real Property more particularly described on Schedule 2(C) to the Senior Loan as the "Washington Property".

      "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the sum of the total of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

      1.2 Accounting Terms; UCC Terms. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York, to the extent the same are used or defined therein.

      1.3 Certain Matters of Construction. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Any reference to a "Section", "Exhibit" or "Schedule" shall refer to the relevant Section of, or Exhibit or Schedule to, this Agreement, unless specifically indicated to the contrary. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

                                   ARTICLE II

                         AUTHORIZATION, SALE, PURCHASE
                            AND PREPAYMENT OF NOTES

      2.1 Authorization of Notes. The Company will authorize the issue of $10,000,000 aggregate principal amount of its 12 1/2% Senior Subordinated Notes due June 29, 2006 (the "Notes").

      2.2 Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, Notes in the principal amount of $10,000,000. The sale and purchase of the Notes to be purchased by the Purchaser shall occur at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., Eastern Daylight Time, at a closing (the "Closing") on June 29, 1999, or such other Business Day thereafter on or prior to July 2, 1999 as may be agreed upon by the Company and the Purchaser. At the Closing the Company will deliver to the Purchaser Notes in the aggregate principal amount of $10,000,000, against delivery by the Purchaser to the Company or its order of immediately available funds in the amount of $10,000,000 (the "Purchase Price") by wire transfer for the account of the Company to Fleet Bank, N.A., 1185 Avenue of the Americas, New York, New York 10036, ABA No. 021200339, Account No. 9405777935. If at the Closing the Company shall fail to tender such Notes to the Purchaser as provided above in this Section 2.2, or any of the conditions specified in
Article V shall not have been fulfilled to the Purchaser's satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

      2.3 Prepayment of Notes. (a) Voluntary Payment. (i) Prior to June 29, 2002, the Notes will not be prepayable, except pursuant to clause (ii) of this
Section 2.3(a) or pursuant to Section 2.3(b). The Company may, at its option, upon notice as provided below, prepay the Notes, in whole or in part, at any time after June 29, 2002, at the principal amount so prepaid, plus the premium (a percentage of such principal amount) applicable in accordance with the following table, depending on the date such prepayment occurs:

                  Period                                    Premium
                  ------                                    -------

           June 29, 2002 to June 28, 2003                   6.25%
           June 29, 2003 to June 28, 2004                   4.6875%
           June 29, 2004 to June 28, 2005                   3.125%
           June 29, 2005 to June 28, 2006                   1.5625%

            (ii) The Company may, at its option, upon notice as provided below, prepay the Notes, in whole (but not in part), at any time on or prior to June 29, 2002, with the Net Proceeds of Capital Stock of a Qualified Offering at the principal amount so prepaid, provided, however, that no prepayment may be made unless the Senior Loan existing on the date hereof shall have been satisfied on or prior to the date of such prepayment, plus the premium (a percentage of such principal amount) applicable in accordance with the following table, depending on the date such prepayment occurs:

                  Period                                  Premium
                  ------                                  -------

           June 29, 1999 through December 31, 1999          1%
           January 1, 2000 through June 28, 2000            4%
           June 29, 2000 through June 28, 2001              3%
           June 29, 2001 through June 28, 2002              2%

            (iii) All prepayments shall be accompanied by payment of accrued interest on the amount being prepaid through the date of prepayment and any other amounts then due to the Noteholders. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

      In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      (b) Mandatory Prepayment. Upon the consummation of a Change in Control, the Company shall give prompt written notice thereof to the Noteholders, which notice shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice (which date shall be not less than 30 days and not more than 60 days after the date of such notice), the Notes, either all or in part (at the option of each Noteholder), such prepayment to be made at the principal amount of the Notes so prepaid, plus a premium equal to 1% of such principal amount and accrued and unpaid interest thereon, if any, to the date of such prepayment, upon the acceptance of such offer by each Noteholder mailed to the Company at least five days prior to the date of prepayment specified in the Company's offer. Any offer by the Company to prepay the Notes pursuant to this Section 2.3(b) shall be accompanied by an Officers' Certificate certifying that the foregoing conditions have been fulfilled and specifying the particulars of such fulfillment.

      2.4 Allocation of Purchase Price. The parties agree to allocate $972,000 of the Purchase Price to the warrants issued under the Warrant Agreement (the "Warrants"). The remaining amount ($9,028,000) shall be allocated to the issuance and sale of the Notes.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      In order to induce the Purchaser to enter into this Agreement, the other financial Documents and to purchase the Notes, the Company hereby covenants, represents and warrants to the Purchaser that:

      3.1 Financial Condition. The Company has previously furnished to the Purchaser true and complete copies of the consolidated balance sheets as at December 30, 1996, December 29, 1997 and December 28, 1998 and the related combined statements of income and owners' equity for the fifty-two-week period ended December 30, 1996, December 29, 1997 and December 28, 1998, respectively, of the Company and its Subsidiaries, certified, with respect to the December 30, 1996 financial statements, by Goldstein Golub Kessler & Company, P.C., and with respect to the December 29, 1997 and December 28, 1998 financial statements, certified and audited by KPMG LLP. The Company also has furnished to the Purchaser certain unaudited financial statements of the Company as follows: a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of March 29, 1999, and consolidated and consolidating statements of operations of the Company and its Subsidiaries for the three month period then ended (collectively, the "March Financial Statements"). Except as set forth in
Schedule 3.1 and except for the absence of footnotes, the March Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position and results of operations of the Company and its Subsidiaries as of the date and for the fiscal period shown therein on a basis consistent with prior periods, subject to year-end audit adjustments. Except as provided in
Schedule 3.1 and the other Schedules to this Agreement, none of the Company or its Subsidiaries has any material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing statements or in the notes thereto.

      3.2 Due Existence and Authority; Compliance with Law. The Company and its Subsidiaries (a) are duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation, (b) have the power and authority and the legal right to own and operate their property, and to conduct the business in which they are currently engaged, (c) are duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where their ownership or operation of property or the conduct of their business require such qualification, and (d) are in compliance with all Requirements of Law, except to the extent that the failure to so qualify as a foreign entity as required by clause (c) of this Section or to comply with all Requirements of Law as required by clause (d) of this Section could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and could not materially adversely affect the ability of the Company or any of its Subsidiaries to perform their obligations under this Agreement or any of the other Financing Documents.

      3.3 Power and Authority; Authorization; Enforceable Obligations. The Company and its Subsidiaries have the power and authority and the legal right to make, execute, deliver and perform their obligations under this Agreement and the other Financing Documents to which they are a party, and to borrow hereunder, and have taken all necessary action to authorize the sale of the Notes on the terms and conditions of this Agreement and the other Financing Documents to which they are a party, and to authorize the execution, delivery and performance of this Agreement and the other Financing Documents to which they are a party. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Company or any of its Subsidiaries) or any Governmental Authority is required in connection with the sale of Notes hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Financing Documents. This Agreement and the other Financing Documents will be duly executed and delivered on behalf of the Company and each of its Subsidiaries which is a party thereto, and this Agreement and the other Financing Documents, when executed and delivered, will each constitute the legal, valid and binding obligations of the Company and each of its Subsidiaries which is a party thereto, enforceable against the Company and its Subsidiaries in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

      3.4 Legal Bar. The execution, delivery and performance of this Agreement and the other Financing Documents, and the sale of Notes hereunder and the use of the proceeds thereof by the Company or its Subsidiaries, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of the Company or any of its Subsidiaries pursuant to any Requirement of Law or Contractual Obligation.

      3.5 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement, any of the other Financing Documents or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would have a Material Adverse Effect.

      3.6 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could have a Material Adverse Effect, or which could materially and adversely affect the ability of the Company or its Subsidiaries to perform their respective obligations under this Agreement or any of the other Financing Documents. No Default or Event of Default has occurred and is continuing.

      3.7 No Burdensome Restrictions. No Contractual Obligation of the Company or any of its Subsidiaries and no Requirement of Law materially adversely affects the Company or any of its Subsidiaries, or insofar as the Company may reasonably foresee could reasonably be expected to have a Material Adverse Effect.

      3.8 Taxes. The Company and its Subsidiaries have filed or caused to be filed all tax returns which, to the knowledge of the Company and its Subsidiaries, are required to be filed by the Company or any of its Subsidiaries, and have paid all taxes shown to be due and payable by the Company or any of its Subsidiaries on said returns or on any assessments made against them or any of their property, except for Disputed Taxes.

      3.9 Federal Regulations. Neither the Company nor any of its Subsidiaries is engaged nor will they engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect). No part of the proceeds of the Notes hereunder will be used for "purchasing" or "carrying" "margin stock" (as so defined) or for any purpose which violates the provisions of the Regulations of such Board of Governors.

      3.10 Liens on Properties. There are no Liens of any nature whatsoever on any Real Property, property or asset of the Company or any of its Subsidiaries, except for Permitted Liens (all Liens pursuant to clause (d) of such definition are listed on Schedule 3.10). Neither the Company nor any Subsidiary is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on the property or assets of the Company or any of its Subsidiaries or otherwise result in a violation of any Financing Document, except for Permitted Liens.

      3.11 Ownership; Leasehold Interests and Liens. The Company and/or its Subsidiaries has good, marketable and insurable fee simple title (or good, marketable and insurable leasehold interest in the case of any leasehold properties), and good title (or valid leasehold interests in the case of any leasehold properties) in all of the Real Property, and none of such Real Properties is subject to any Lien, except for Permitted Liens.

      3.12 Information. Neither the draft registration statement of the Company, dated June 18, 1999, nor this Agreement or any other Financing Document is inaccurate in any material respect as of the date it is or will be dated or (except as otherwise disclosed to the Purchaser, as the case may be, at such time) as of the date so furnished, contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in the light of the circumstances under which they were made, in each case, considered in light of all of the information furnished to the Purchaser at or prior to such time. Any financial projections furnished to the Purchaser or contained in either such draft registration statement, or this Agreement or any other Financing Document are, or will have been, based on good faith projections of, and assumptions believed to be reasonable by, the management of the Company as of the date such statements were prepared and as of the date hereof; provided that the Company can give no assurance that such assumptions will prove to have been correct.

      3.13 Tradenames. Neither the Company nor any Subsidiary has any tradenames, fictitious names, assumed names or "doing business as" names, except as set forth on Schedule 3.13.

      3.14 Solvency. Both before and after giving effect to the transactions contemplated by this Agreement: (i) neither the Company nor any Subsidiary will have an unreasonably small amount of capital for the operation of the business in which it is engaged and is proposed to be engaged, and (ii) each of the Company and its Subsidiaries anticipates that it will be able to pay its Indebtedness as it or any part thereof becomes due.

      3.15 Brokers. Except for Bear Stearns & Co. Inc., no broker or finder has acted on behalf of the Company or its Subsidiaries to obtain, make or close this Agreement or the purchase of the Notes, and the neither the Company nor any Subsidiary has any obligation to any Person in respect of any finder's or brokerage fees or commissions in connection with any of the foregoing. The Company and its Subsidiaries indemnify and agree to hold harmless the Purchaser against and from any and all claims by any Person for any such fees or commissions. Any finder's or brokerage fees or commissions owing to Bear Stearns & Co. Inc. arising out of the sale and purchase of the Notes will be paid in full at Closing.

      3.16 Management Agreements; Material Contracts. Neither the Company nor any of its Subsidiaries is a party to any management, consulting or similar agreement with any other Person with respect to the business, operations or other assets of the Company or any of its Subsidiaries, or any other Material Contract, in each case except for the management agreements or any Material Contracts listed on Schedule 3.16 or 3.17.

      3.17 Leases. Neither the Company nor any of its Subsidiaries is a party to any real property leases, except for the leases listed on Schedule 3.17.

      3.18 Environmental Compliance. The Company or an Affiliate or agent thereof has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Mortgaged Property and the operations conducted thereon, and is familiar with the present condition and usage of the Mortgaged Property and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties:

      (a) With respect to the Real Properties, none of the Company or any Subsidiary, or any operations at such Real Properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Mortgaged Property, and would have a material adverse effect on the environment or the continued operation of the Real Properties or the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or materially impair the fair saleable value of such Real Properties.

      (b) Neither the Company nor any Subsidiary has received any notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

      (c) With respect to the Real Properties: (i) no portion of the Real Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of such Real Properties, no Hazardous Substances have been generated or are being used on any Real Properties except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) to the best of the Company's and each Subsidiary's knowledge, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Properties, which Release would have a material adverse effect on the value of any of the Real Properties or adjacent properties or the environment; (iv) to the best of the Company's and each Subsidiary's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Properties which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Properties; and (v) to the best of the Company's and each Subsidiary's knowledge and belief, any Hazardous Substances that have been generated on any of the Mortgaged Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Company and each Subsidiary without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's and each Subsidiary's knowledge, operating in compliance with such permits and applicable Environmental Laws.

      (d) Neither the Company, any Subsidiary nor any of the Real Properties is required by any applicable Environmental Law to perform Hazardous Substances site assessments, or remove or remediate Hazardous Substances, or give notice to any governmental agency or to record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

      3.19 No Material Adverse Change. Except as set forth on Schedule 3.19 since December 28, 1998, there has occurred no materially adverse change in the business, operations, assets or financial condition or other condition of the Company and its Subsidiaries taken as a whole, as shown on or reflected in the balance sheet of the Company and its Subsidiaries, as of December 28, 1998, or its consolidated statement of operations or cash flows for the fiscal year then ended.

      3.20 No Default under Senior Debt. No default or event of default exists under any Senior Indebtedness, and there has been no payment default by the Company or any Subsidiary under any Senior Indebtedness.

      3.21 Year 2000 Compliance. To the Company's knowledge, all of the Internal MIS Systems of the Company and its Subsidiaries are Year 2000 Compliant, except for such Internal MIS Systems that the failure to be Year 2000 Compliant would not have a Material Adverse Effect.

      (a) To the Company's knowledge, all vendors of products or services to the Company, its Subsidiaries and their respective products, services and operations, are Year 2000 Compliant, except for vendors whose failure to be Year 2000 Compliant would not have a material adverse effect on the business, operations, property or financial or other condition of the Company or its Subsidiaries ("Immaterial Vendors").

      (b) The Company and its Subsidiaries agree to furnish any Noteholder with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies and facilities of the Company, its Subsidiaries and their vendors.

      (c) For purposes of this Section 3.21, the following terms shall have the meanings specified below:

      "Internal MIS Systems" means any computer software and systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the business of the Company and its Subsidiaries by or on behalf of the Company and its Subsidiaries, including payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources and e-mail systems of the Company and its Subsidiaries.

      "Year 2000 Compliant" means that (1) the products, services or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including leap year calculations), and
(2) neither the performance nor the functionality nor the provision by the Company and its Subsidiaries of products, services and other item(s) will be affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the products, services and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (i) no value for current date/time will cause any error, interruption, or decreased performance in or for such product(s), service(s) and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other products, services, and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations,
(iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Company's and each Subsidiary's supply of the product(s), service(s) and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

      3.22 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Purchaser and not more than two (2) other institutional investors. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the

Notes to the registration and prospectus delivery provisions of the Securities Act of 1933, as amended.

      3.23 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the Notes to repay outstanding advances under the Senior Loan used to meet working capital requirements and no part of the proceeds of the Note will be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or any Subsidiary in a violation of Regulation X of said Board (12 CFR
224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purchasing" or "carrying" shall have the meanings assigned to them in said Regulation U.

      3.24 Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

      3.25 Organization and Ownership of Shares of Subsidiaries; Affiliates.
Schedule 3.25 contains (except as noted therein) complete and correct lists of
(i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company's Affiliates, other than Subsidiaries, and (iii) the Company's directors and senior officers.

      (a) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 3.25 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 3.25).

      (b) Each Subsidiary identified in Schedule 3.25 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (c) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 3.25 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      3.26 Outstanding Indebtedness. Except as described therein, Schedule 3.26 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER

      4.1 Purchase for Investment. The Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of the Purchaser's or their property shall at all times be within the Purchaser's or their control. The Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

      4.2 Source of Funds. The Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

      (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

      (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

      (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

      (d)   the Source is a governmental plan; or

      (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

      (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      (g) the funds to be used by the Purchaser for purchase of the Notes directly or indirectly constitute general account assets of an insurance company, and the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in PTCE-95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company.

As used in this Section 4.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

      The obligation of the Purchaser to purchase and pay for the Notes at the Closing is subject to the fulfillment to the satisfaction of the Purchaser, prior to or at the Closing, of the following conditions:

      5.1 Notes. The Purchaser shall have received the Notes substantially in the form of Exhibit 5.1, duly executed and delivered by the Company.

      5.2 Subsidiaries' Guaranty. The Purchaser shall have received the Subsidiaries' Guaranty substantially in the form of Exhibit 5.2, duly executed and delivered by each of its Subsidiaries which is a party thereto.

      5.3 Warrants. The Purchaser shall have received the (i) Warrant Agreement substantially in the form of Exhibit 5.3, duly executed by parties thereto, and
(ii) the Warrants substantially in the form of Exhibit A to the Warrant Agreement, duly executed and delivered by the Company.

      5.4 Legal Opinion. The Purchaser shall have received the legal opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, substantially in the form of Exhibit 5.4.

      5.5 Resolutions and Certificates. The Purchaser shall have received (i) copies of the resolutions of the manager of the Company and of the members or other appropriate authority of its Subsidiaries authorizing the execution, delivery and performance of this Agreement and the other Financing Documents, certified by the Secretary or an Assistant Secretary of each such entity; (ii) a certificate of the Secretary or an Assistant Secretary of the Company and its Subsidiaries certifying the names and true signatures of the officers and authorized signatories of each such entity authorized to sign any and all documents to be delivered by each such entity or as required or contemplated hereunder; and (iii) an Officer's Certificate, dated the Closing Date, certifying that the conditions specified herein have been fulfilled.

      5.6 Environmental Reports. The Purchaser shall have received (i) any environmental site assessment report for the Mortgaged Property prepared by an Environmental Engineer and which has been delivered to the Senior Lender under the Senior Loan, and (ii) an Officer's Certificate indicating that, to his/her knowledge, there has been no material adverse change in the environmental condition of the Mortgaged Property and such other properties and any buildings thereon since the date of such environmental site assessment report.

      5.7 Appraisals. The Purchaser shall have received any Appraisal of the Mortgaged Property delivered to the Senior Lender under the Senior Loan.

      5.8 Payment of Special Counsel Fees. Without limiting the provisions of
Section 11.4, the Company shall have paid on or before the Closing the fees, charges and disbursements of special counsel to the Purchaser to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

      5.9 Representations and Warranties. The representations and warranties made by the Company herein, in the other Financing Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct in all material respects on and as of the date of the Closing as if made on and as of such date, except to the extent expressly made with respect to another date.

      5.10 Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Financing Documents shall be satisfactory in form and substance to the Purchaser and its counsel.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

      The Company hereby agrees that, so long as any of the Notes remain outstanding and unpaid the Company will and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

      6.1 Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to its business and properties (including, without limitation, any fiscal and accounting rules and regulations) and maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

      6.2 Preservation of Existence. Observe in all material respects all procedures required to preserve and maintain its legal existence, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified to do business and in good standing in each jurisdiction where the nature of its business requires it to do so, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect or materially and adversely affect the Company's ability to perform its obligations under this Agreement or any other Financing Document to which it is a party.

      6.3 Financial Information and Compliance Certificates. (a) Keep their books of account in accordance with good accounting practices and furnish to each Noteholder, within 120 days after the last day of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries as at such last day of the fiscal year and statements of income and retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP and certified by a firm of independent certified public accountants of recognized national reputation; and, within 45 days after the close of each of the first three quarters of each fiscal year, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flows of the Company and its Subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail and certified by the chief financial or accounting officer of the Company as having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes). The Company will also furnish, within forty-five days after the end of a calendar month, monthly profit and loss statements of each existing and new restaurant owned or managed by the Company or any of its Subsidiaries, internally prepared and certified by the chief financial officer of the Company. The Company will, with reasonable promptness, furnish such other data as may be reasonably requested by the Noteholders, including, without limitation, copies of all material contracts and agreements. The Company agrees that (i) at the Noteholders' expense, at any time but not exceeding once in a calendar year, or (ii) after an Event of Default has occurred and is continuing, at the Company's expense, at any time and from time to time, the Noteholders by or through any of its officers, agents, employees, attorneys or accountants may, upon reasonable notice to the Company, conduct an examination and make extracts of the Company's books and records.

      (b) At the same time as it delivers the financial statements called for by
Section 6.3(a), the Company shall deliver a certificate of the chief executive officer and the chief financial or accounting officer of the Company evidencing a computation of compliance with the provisions of Article VII and stating that in each case except as disclosed in such certificate, the person making such certificate has no knowledge of any Default or Event of Default. To the extent delivered to the Senior Lender under the Senior Loan, the Company's certified public accountants shall deliver, together with their delivery of the annual certified financial statements, a certificate stating that such accountants have no knowledge of any Default or Event of Default, which shall be addressed to the Company and the Noteholders.

      6.4 Defaults. Promptly notify the Noteholders of (a) any Default or Event of Default and (b) any default or event of default under any Senior Indebtedness or any other material Contractual Obligation, which if not cured could reasonably be expected to cause a Material Adverse Effect, setting forth the details of such defaults or event of defaults and the actions which the Company is taking or proposes to be taken with respect thereto.

      6.5 Insurance. Maintain policies of hazard, general liability insurance, business interruption insurance and other insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

      6.6 Preservation of Properties. Maintain and preserve all of their respective properties which are used or which are useful in the conduct of their respective businesses in good working order and condition, ordinary wear and tear excepted.

      6.7 Taxes. Duly pay and discharge all taxes or other claims which might become a Lien upon any of their respective properties, except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor, and so long as the failure to pay such taxes would not give rise to a Lien which is not a Permitted Lien.

      6.8 Notice of Litigation. Promptly notify the Noteholders of any litigation, legal proceeding or dispute affecting the Company or any of its Subsidiaries (other than (i) disputes in the ordinary course of business involving amounts less than $500,000 in any single instance or (ii) litigation arising in the ordinary course of business which the Company reasonably believes to be covered by insurance and not reasonably likely, even if adversely determined, to have a Material Adverse Effect) whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

      6.9 Alan Stillman. Employ and continue to employ Alan Stillman as a key officer of the Company and maintain in force a $5,000,000 life insurance policy on the life of Alan Stillman.

      6.10 Subsidiaries' Guaranty. Cause each future Subsidiary of the Company to execute and deliver a counterpart of the Subsidiaries' Guaranty promptly upon the formation of such Subsidiary.

      6.11 New Restaurants. Cause each new restaurant established by Company or its Subsidiaries to have a positive monthly Consolidated EBITDA for at least one full month no later than the twelfth month after such new restaurant's opening ("Cash Flow Positive"), such positive Consolidated EBITDA to be demonstrated by the new restaurant's monthly profit and loss statement provided to the Noteholders in accordance with Section 6.3, provided that the Company and its Subsidiaries may have at any point in time one such new restaurant that is not Cash Flow Positive.

      6.12 Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause its Subsidiaries to permit upon reasonable notice to the Company (i) at the Noteholders' expense, at any time but not exceeding once in a calendar year, or (ii) after an Event of Default has occurred and is continuing, at the Company's expense, at any time and from time to time, the Noteholders by or through any of its officers, agents, employees, attorneys or accountants to visit and inspect any of its properties and examine and make abstracts from any of its books and records and discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

      6.13 Environmental Laws. (a) Comply with and provide for compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that any such failure to do so could not be reasonably expected to have a Material Adverse Effect; and

      (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, (i) except where non-compliance with any such order or directive could not reasonably be expected to have a Material Adverse Effect or (ii) other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.

      6.14 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith or where the failure to do so would not have a Material Adverse Effect.

      6.15 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Noteholders may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Financing Documents. Upon the exercise by the Noteholder of any power, right, privilege or remedy pursuant to this Agreement or the other Financing Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of all applications, certifications, instruments and other documents and papers that the Noteholders may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                                  ARTICLE VII

                              FINANCIAL COVENANTS

      7.1 Covenants. So long as any of the Notes remain outstanding and unpaid:

      (a) Consolidated Fixed Charge Coverage Ratio. The Company and its Subsidiaries on a consolidated basis will maintain a Consolidated Fixed Charge Coverage Ratio, calculated on a rolling four-quarter basis, of not less than 1.1 to 1.0 from the date of Closing through September 30, 1999; and of 1.30 to 1.0 thereafter.

      (b) Consolidated EBITDA. The Consolidated EBITDA of the Company and its Subsidiaries shall be not less than: $1,275,000 for the second fiscal quarter of 1999; $0 for the third fiscal quarter of 1999; $2,338,000 for the fourth fiscal quarter of 1999; $2,338,000 for the first fiscal quarter of 2000; $2,000,000 for the second fiscal quarter of 2000; $850,000 for the third fiscal quarter of 2000; $3,740,000 for the fourth fiscal quarter of 2000; $3,000,000 for the first fiscal quarter of 2001 and for each first fiscal quarter thereafter; $2,700,000 for the second fiscal quarter of 2001 and for each second fiscal quarter thereafter; $1,300,000 for the third fiscal quarter and for each third fiscal quarter thereafter; and $4,700,000 for the fourth fiscal quarter and for each fourth fiscal quarter thereafter.

      (c) Consolidated Leverage Ratio. The Company and its Subsidiaries on a consolidated basis will maintain a Consolidated Leverage Ratio, calculated on a rolling four-quarter basis, of not less than 8.50 to
            1.0 through September 30, 1999; 5.50 to 1.0 through December 31, 1999; 4.50 to 1.0 through March 30, 2000; 4.00 to 1.0 through June 30, 2000 and 3.50 to 1.0 thereafter.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      The Company hereby agrees that, so long as any of the Notes remain outstanding and unpaid neither the Company nor any Subsidiary will:

      8.1 Indebtedness. Create, issue, assume, enter into any guarantee of or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "Incur"), any Indebtedness (including any Acquired Indebtedness) other than, so long as no Event of Default has occurred and is continuing, Permitted Indebtedness; provided that, if no Event of Default shall have occurred and be continuing at the time of, or will occur as a result of, the incurrence of any such Indebtedness, the Company may Incur such Indebtedness (whether or not constituting Permitted Indebtedness) if at the time of such Incurrence, and after giving effect to the Incurrence thereof, the Pro Forma Consolidated Interest Coverage Ratio is at least equal to
3.5 to 1.0. Acquired Indebtedness shall be considered Incurred at the time the obligor or guarantor thereof becomes a Subsidiary of the Company.

      8.2 Mergers and Sales of Assets. Enter into any merger or consolidation or liquidate, wind up or dissolve the Company or any Subsidiary (other than pursuant to a merger with the Company) or sell, transfer or lease or otherwise dispose of all or any substantial part of their respective assets (other than sales of inventory and obsolete equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity.

      8.3 Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any other Person, except (a) Investments in United States Government obligations, certificates of deposit or money market funds of any banking institution with combined capital and surplus of at least $200,000,000; (b) capital contributions or loans or advances to Subsidiaries; (c) reasonable loans to any employee of the Company or its Subsidiaries not exceeding $75,000 per employee and not exceeding in the aggregate $250,000 outstanding at any time; (d) reasonable and customary expense advances made to employees of the Company and its Subsidiaries in the ordinary course of their business; (e) Investments in any Person other than a wholly-owned Subsidiary, provided that no Default or Event of Default would exist and, immediately after giving effect to such action, the Company shall be in compliance with Section 8.10; and (f) Investments by the Company in a wholly-owned Subsidiary or by a wholly-owned Subsidiary in another wholly-owned Subsidiary or in the Company.

      8.4 Liens. Create, incur, assume or permit to exist any Lien (other than Permitted Liens) on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof.

      8.5 Contingent Liabilities. Assume, endorse, be or become liable for or guarantee any obligation of (a) any Person which is not an Affiliate of the Company and a member of the Company's consolidated group for financial reporting purposes, excluding, however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, or (b) an Affiliate of the Company which is a member of the Company's consolidated group for financial reporting purposes, without the prior written consent of the Noteholders, which consent will not be unreasonably withheld so long as such proposed action would not

(i) result in a violation by the Company of any financial covenant set forth in this Agreement or any of the other Financing Documents, or (ii) otherwise result in any Default or Event of Default. Notwithstanding the foregoing, so long as such guarantee does not cause the Company to violate any financial covenant contained in the Financing Documents, the Company or any of its Subsidiaries may guarantee Indebtedness that is otherwise permissible under Section 8.1.

      8.6 Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

      8.7 Nature of Business. Materially alter the nature of their business.

      8.8 Accounting Changes. Make any change in their accounting treatment or financial reporting practices, except as required or permitted by GAAP.

      8.9 Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property or assets from, or sell, transfer or lease any property or assets to, or enter into any other transaction with, any Affiliate, except that the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

      8.10 Dividends and Distributions and Investments. Declare or pay, or incur any liability to declare or pay, directly or indirectly, any dividend or distribution to any shareholder, member or partner, or make an Investment in any Person other than a wholly-owned Subsidiary, unless immediately after giving effect to such action:

            (i) the aggregate amount of such dividends, distributions or Investments declared, paid or made by the Company and its Subsidiaries during the period commencing on March 31, 1999, and ending on the date such dividend, distribution or Investment is declared, paid or made, inclusive, would not exceed the sum of (A) 50% of Consolidated Net Income for such period, plus (B) the aggregate amount of Net Proceeds of Capital Stock for such period; and

            (ii) no Default or Event of Default would exist;

      provided, however, that any wholly-owned Subsidiary of the Company may declare and pay dividends or distributions to the Company, or authorize a dividend or distribution that is not payable within 60 days of authorization.

      8.11 Subsidiaries. Own any Subsidiaries that are not wholly-owned, directly or indirectly, by the Company.

                                   ARTICLE IX

                          EVENTS OF DEFAULT; REMEDIES

      9.1 Events of Default. An "Event of Default" shall exist if any one of the following conditions or events shall occur and be continuing:

      (a) the Company shall fail to pay any principal of the Note when due, or shall fail to pay interest or any other amount payable hereunder or under any other Financing Document, and such failure to pay interest or any other amount other than principal continues for three Business Days; or

      (b) any representation or warranty made or deemed made by the Company herein or in any of the other Financing Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the other Financing Documents shall prove to have been false in any material respect on or as of the date made or deemed made; or

      (c) the Company shall breach any other covenant or default in the observance or performance of any other provision contained in this Agreement or any other Financing Document; provided, however, that, except for a breach of the covenants set forth in Section 7.1, 8.1, 8.2, 8.4, or 8.10 of this Agreement, if such breach or default is susceptible of cure, such breach or default shall not constitute an Event of Default unless such default shall continue unremedied for a period of 30 days after written notice thereof is given to the Company by the Noteholders; provided, further, that if such default is susceptible of cure, and the Company is diligently proceeding to effectuate such cure, but such cure can not be completed within such 30 day period, such period may be extended, at the reasonable discretion of the Noteholders, for such reasonable period (not to exceed an aggregate of 120 days) as the Noteholders may permit so long as the Company continues to diligently pursue such cure; or

      (d) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or

            (i) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

            (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

            (iii) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
                  (ii) or (iii) of this Section 8(d); or

            (iv) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

      (e) the Company or any of its Subsidiaries shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
            (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Noteholders, likely to result in the termination of such Plan for purposes of

            Title IV of ERISA, and, in the case of a Reportable Event, such Reportable Event shall continue unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or such proceedings shall continue for ten days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) - (iv) above, such event or condition could reasonably be expected to subject the Company and any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Company and its Subsidiaries, considered as a whole; or

      (f) the rendition by any court of a final judgment against the Company or any of its Subsidiaries in an amount in excess of $500,000 which shall not be satisfactorily stayed, discharged, vacated, bonded or set aside within 60 days of the making thereof; or the attachment of any property of the Company or any of its Subsidiaries which has not been released or provided for to the reasonable satisfaction of the Noteholders within 60 days after the making thereof; or

      (g) the Subsidiaries' Guaranty shall cease to be in full force and effect as to any Subsidiary which is a party thereto; or

      (h) the Company or any Subsidiary shall breach or default in its obligations under any Indebtedness with respect to which the damages for such breach or default might reasonably be expected to exceed $1,000,000, and as a result of such breach or default the holder of such Indebtedness accelerates such Indebtedness before it shall become due and payable; or

      (i) the Company or any Subsidiary shall fail to pay any due and unpaid taxes, except for Disputed Taxes the existence of which does not cause the Company to violate any other covenant in this Agreement;

      9.2 Acceleration. If an Event of Default with respect to the Company or any Subsidiary described in Sections 9.1(d)(i), (ii) or (iii) occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (a) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (b) If any Event of Default described in Section 9.1(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      (c) Upon any Notes becoming due and payable under this Section 9.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus
            (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount as if such Notes were prepaid pursuant to Section 2.3(a)(i) as of the date of acceleration (with a premium of 12 1/2% due upon an acceleration prior to June 29, 2002) (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Noteholder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      9.3 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 9.2, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Noteholder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      9.4 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 9.2 the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
9.4 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      9.5 No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any Noteholder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Noteholder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Noteholder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 11.4, the Company will pay to each Noteholder on demand such further amount as shall be sufficient to cover all costs and expenses of such Noteholder incurred in any enforcement or collection under this Section 9, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE X

                                 SUBORDINATION

      10.1 Agreement to Subordinate. The Noteholders agree that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by any holder of Senior Indebtedness.

      10.2 Liquidation, Dissolution, Bankruptcy. (a) Upon any payment or distribution of all or any of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or upon a general assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

            (i) the holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Noteholders shall be entitled to receive any payment of principal of or interest on the Notes; and

            (ii) until the Senior Indebtedness is paid in full, any payment or distribution to which the Noteholders would be entitled but for this
      Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear, except that the Noteholders may receive shares of stock and any debt securities that are subordinated to at least the same extent as the Notes ("Permitted Junior Securities").

      (b) All payments or distributions upon or with respect to the Notes, other than Permitted Junior Securities, which are received by any Noteholder contrary to the provisions of this Article 10 shall be received in trust for the benefit of the holders of the Senior Indebtedness, shall be segregated from other funds and property held by the recipient in the same form as so received (with any necessary indorsement) to be applied to the payment or prepayment in full of the Senior Indebtedness in accordance with their terms.

      (c) The holders of the Senior Indebtedness are hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Company shall have failed to comply with any of the provisions of this Agreement applicable to it. Purchaser hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

      (d) Unless otherwise agreed by the holders of the Senior Indebtedness, Purchaser, any transferee of Purchaser and the Company will cause each Note and each other instrument evidencing the Notes to be endorsed with the following legend:

      "This Note is expressly subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Note Purchase Agreement, to the prior payment in full of all Senior Indebtedness (as defined therein)."

      (e) Purchaser will not:

            (i) sell, assign, pledge, encumber or otherwise dispose of the Notes or any Interest therein unless such sale, pledge, encumbrance or disposition is made expressly subject to this
                  Article 10; or

            (ii)  permit this Article 10 to be amended.

      (f) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

      10.3 Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on the Notes if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may repay the Notes without regard to the foregoing if the Company receives written notice approving such payment from an authorized representative for the Designated Senior Indebtedness with respect to which such default has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereunder may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not repay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company of written notice (a "Blockage Notice") of such default from an authorized representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.3), unless the holders of such Designated Senior Indebtedness or an authorized representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

      10.4 Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness (or the authorized representatives of such holders) of the acceleration. The Company shall not pay the Notes until ten Business Days after such holders or the authorized representatives of such holders receive notice of such acceleration and, thereafter, may pay the Notes only if permitted under this Article 10.

      10.5 Distributions to Noteholders. If a distribution is made to the Noteholders that because of this Article 10 should not have been made to such Noteholders, the Noteholders shall hold it in trust for the holders of Senior Indebtedness and pay it over to such holders of Senior Indebtedness as such holders' interests may appear.

      10.6 Subrogation. After all Senior Indebtedness is paid in full and until the Notes are paid in full, the Noteholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to the holders of Senior Indebtedness which otherwise would have been made to the Noteholders is not, as between the Company, its creditors other than the holders of such Senior Indebtedness and the Noteholders, a payment by the Company on such Senior Indebtedness.

      10.7 Relative Rights. Nothing in this Agreement shall:

      (a) impair, as between the Company and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

      (b) prevent the Noteholders from exercising their available remedies upon a Default, subject to the rights of the holders of Senior Indebtedness to receive distributions otherwise payable to the Noteholders.

      10.8 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

      10.9 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their authorized representatives (if any).

      10.10 Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Note Purchase Agreement by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Noteholders to accelerate the maturity of the Notes.

      10.11 Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Noteholders acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the Closing Date, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holders of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been duly given or made when delivered by hand, or by telecopy, receipt acknowledged, or five (5) calendar days after having been deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of any Note:

      The Company:      The New York Restaurant Group, Inc.
                        1114 First Avenue
                        New York, New York 10021
                        Attn: Mr. Mark K. Levine, Executive Vice President

      with a copy to:   Hutchins, Wheeler & Dittmar, A Professional Corporation
                        101 Federal Street
                        Boston, Massachusetts 02110
                        Attn: James Westra, Esq.

      The Noteholders:  Magnetite Asset Investors L.L.C.
                        c/o BlackRock Financial Management, Inc.
                        345 Park Avenue, 29th Floor
                        New York, New York 10154
                        Attn: Dennis M. Schaney

      with copies to:   Kelso & Company
                        320 Park Avenue, 24th Floor
                        New York, New York 10022
                        Attn: James J. Connors, II, Esq.

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York 10022
                        Attn: John M. Vasily, Esq.

      11.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholders, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

      11.3 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents.

      11.4 Payment of Expenses; Examination. (a) The Company agrees to pay or reimburse each Noteholder promptly for all its reasonable out-of-pocket costs and expenses incurred in connection with (i) the preparation of, or any amendment, modification or waiver of, or consent with respect to, or any payment under or termination of, any or all of the Financing Documents, including, without limitation, the reasonable fees and disbursements of one firm of attorneys for the Noteholders, (ii) the enforcement or preservation of any rights under this Agreement, the Note, any of the other Financing Documents or any other instrument or agreement entered into in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of one firm of attorneys for the Noteholders, (iii) any claim or action brought successfully against the Noteholders arising out of or relating to any extent to this Agreement, the Note, any of the other Financing Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of one firm of attorneys for the Noteholders, and (iv) the transactions contemplated hereby, including, without limitation, search fees, recording and filing fees and fees and costs of one firm of attorneys, or other experts retained by the Noteholders or (iv) any inspection of the Company's properties, books and records pursuant to Sections 6.3 and 6.12 hereof.

      (b) The obligations set forth in this Section 11.4 shall be in addition to any other obligations or liabilities of the Company to the Noteholders hereunder or at common law or otherwise. The provisions of this Section 11.4 shall survive the payment of the Notes and the termination of this Agreement.

      11.5 Waiver of Jury Trial, Setoff and Counterclaim. THE COMPANY AND THE NOTEHOLDERS IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS AGREEMENT) IN WHICH THEY SHALL BE ADVERSE PARTIES WAIVE THE RIGHT OF TRIAL BY JURY AND THE COMPANY WAIVES THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OF ANY KIND OR DESCRIPTION IN ANY SUCH LITIGATION.

      11.6 Waiver of Automatic Stay. THE COMPANY AGREES THAT, IN THE EVENT THAT THE COMPANY SHALL (I) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER

TITLE 11 OF THE U.S. CODE, AS AMENDED ("BANKRUPTCY CODE"), (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR OR LIQUIDATOR, OR (V) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FRED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF FOR DEBTORS, THE NOTEHOLDERS SHALL THEREUPON BE ENTITLED AND THE COMPANY IRREVOCABLY CONSENTS TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE NOTEHOLDERS AS PROVIDED FOR HEREIN, IN THE NOTE, OR ANY OTHER FINANCING DOCUMENTS DELIVERED IN CONNECTION HEREWITH AND AS OTHERWISE PROVIDED BY LAW, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND WILL NOT CONTEST ANY MOTION BY THE NOTEHOLDERS SEEKING RELIEF FROM THE AUTOMATIC STAY AND THE COMPANY WILL COOPERATE WITH THE NOTEHOLDERS, IN ANY MANNER REQUESTED BY THE NOTEHOLDERS, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

      11.7 Modification and Waiver; Voting. (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Article IX relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of premium on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 2.3, 9.1(a), 9.2, 9.3, 9.4 or 11.7.

      (b) Except as otherwise provided herein, all actions to be taken by the Noteholders shall be in accordance with the instructions of the holders of 51% of the aggregate outstanding principal amounts of the Notes (the "Required Holders").

      11.8 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Financing Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      11.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Noteholders, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Noteholders, and any attempt at such assignment without such consent shall be void, and at the option of the Noteholders, be deemed a Default under this Agreement. The term "Noteholders" as used in this Agreement shall be deemed to include the Purchaser and its successors, endorsees and assigns, and the Notes connected with or contemplated by this transaction may be assigned, serviced and/or participated in (either in whole or in part) by the Noteholders and/or their successors and assigns.

      11.10 Governing Law; Consent to Jurisdiction. This Agreement, the Note and any documents and instruments delivered in connection herewith and therewith and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and the Company consents to the non-exclusive jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Noteholders under this Agreement, the Note and any document and instrument related hereto.

      11.11 Entire Agreement. This Agreement and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Notes contain the entire agreement between the parties relating to the subject matter hereof and thereof. The Company expressly acknowledges that the Noteholders have not made and the Company is not relying on any oral representations, agreements or commitments of the Noteholders or any officer, employee, agent or representative thereof.

      11.12 Interest Adjustment. Notwithstanding anything to the contrary contained in this Agreement or in the Note, if at any time the applicable rate of interest payable on the Note, together with all fees and charges which are treated as interest under applicable law

(collectively, the "Charges"), as provided for in this Agreement, the Notes or in any other document executed in connection herewith or therewith, or otherwise contracted for, charged, received, taken or reserved by the Noteholders, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Noteholders in accordance with applicable law, the rate of interest payable under the Notes held by the Noteholders, together with all Charges payable to the Noteholders, shall be limited to the Maximum Rate. The Company hereby agrees to give the Noteholders prior written notice in the event that any interest payment made to the Noteholders with respect to the Note will cause the total interest payments collected in any one year to be illegal under applicable law. In the event that the interest referred to hereunder or the Notes would be illegal in the Noteholders' opinion, the Noteholders reserve the right to reduce the interest payable by the Company or apply any sum in excess of the maximum collectible interest in reduction of principal.

      11.13 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties hereto.

      11.14 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11.15 Indemnities. (a) The Company hereby indemnifies and agrees to hold harmless each Noteholder and its officers, directors, employees and agents against and from any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) which may be instituted or asserted against or incurred by such indemnified Person arising out of, in any way connected with, or as a consequence of any of the following:

      (i) the use of any proceeds of the Notes; or

      (ii) this Agreement, any of the other Financing Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, and consummation of the transactions contemplated hereby and thereby; or

      (iii) default in payment of the principal amount of the Notes or any part thereof or interest accrued thereon, or any other amount due in connection with any of the Financing Documents; or

      (iv) the occurrence of any other Default or Event of Default under this Agreement; or

      (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such indemnified Person is a party thereto.

      (b) A certificate as to any additional amounts payable pursuant to this
Section 11.15 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by such Noteholder or such other indemnified Person set forth therein if made reasonably and in good faith. The Company shall pay any amounts so certified to it by such Noteholder or such other indemnified Person within ten (10) days of receipt of any such certificate. The provisions of this Section 11.15 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any or all of the Notes, the invalidity or unenforceability of any term of this Agreement or any of the other Financing Documents, or any investigation made by or on behalf of the Noteholders or any other indemnified Person.

      11.16 Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 5.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 or shall make a comparable representation with respect to the source of funds used to purchase the Note.

      11.17 Place of Payment. The Company will pay all sums becoming due on such Note by wire transfer of immediately available funds to Chase Bank Texas, NA Houston, Texas, ABA Routing No. 113000609, Wire Clearing - Asset Backed, Account No. 00102619468, for further credit to Magnetite Asset Investors L.L.C., Account No. 2303901, or by such other method or at such other address as any Noteholder shall have from time to time specified to the Company in writing for such purpose as to its Note(s), without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company. Prior to any sale or other disposition of any Note held by any Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.17 The Company will afford the benefits of this Section 11.17 to any Person that is the direct or indirect transferee of any Note purchased by any Noteholder under this Agreement and that has made the same agreement relating to such Note as such Noteholder have made in this Section 11.17. All payments with respect to any Note shall be made by the Company from within the United States.

      11.18 Cooperation as to Certain Matters. The Noteholders shall reasonably cooperate with the Company, upon written request, in order to enable it or any underwriter of the Company's securities to respond to any inquiries made by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and take commercially reasonable remedial steps, if any, necessitated by any action thereby, provided that such remedial steps shall not, taken as a whole, reduce the economic benefit to the Noteholders of the transactions contemplated hereby and by the Warrant Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                            THE NEW YORK RESTAURANT GROUP, INC.

                            By: /s/ Mark K. Levine
                                -----------------------------------------
                                Name: Mark K. Levine
                                Title: Executive Vice President


                            MAGNETITE ASSET INVESTORS L.L.C.

                            By: BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                as Managing Member

                            By:
                                -----------------------------------------
                                Name: Dennis M. Schaney
                                Title: Managing Director

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                            THE NEW YORK RESTAURANT GROUP, INC.

                            By:
                                -----------------------------------------
                                Name: Mark K. Levine
                                Title: Executive Vice President


                            MAGNETITE ASSET INVESTORS L.L.C.

                            By: BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                as Managing Member

                            By: /s/ Dennis M. Schaney
                                -----------------------------------------
                                Name: Dennis M. Schaney
                                Title: Managing Director

                                                                     EXHIBIT 5.1

                       THE NEW YORK RESTAURANT GROUP INC.

         12 1/2% Senior Subordinated Note due June 29, 2006 (the "Note")

No. 1                                                             New York, N.Y.
$10,000,000                                                        June 29, 1999

      THE NEW YORK RESTAURANT GROUP INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Magnetite Asset Investors L.L.C., a Delaware limited company ("Magnetite"), or registered assigns the principal sum of ten million Dollars ($10,000,000) on June 29, 2006; and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 12 1/2% per annum, semiannually on January 1 and July 1 of each year, commencing on January 1, 2000, until the principal amount hereof shall become due and payable (whether on maturity or at a date fixed for prepayment or by declaration or otherwise); and to pay any interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 2% per annum until paid, payable semiannually as aforesaid or, at the option of the holder hereof, on demand.

      Payments of principal, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.

      This Note is one of the Company's 12 1/2% Senior Subordinated Notes due June 29, 2006 (the "Notes"), originally issued in the aggregate principal amount of ten million Dollars ($10,000,000.00) pursuant to the Company's Senior Subordinated Note Purchase Agreement with Magnetite, dated June 29, 1999, as from time to time amended (the "Note Purchase

Agreement"). The holder of this Note is entitled to the benefits of such Note Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided thereby or otherwise available in respect thereof. As provided in such Note Purchase Agreement, this Note is subject to payment, in whole or in part, in certain cases without premium and in other cases with a premium as specified in said Note Purchase Agreement. The Company agrees to make required payments on account of the Notes in accordance with the provisions of such Note Purchase Agreement.

      This Note is expressly subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Note Purchase Agreement, to the prior payment in full of all Senior Indebtedness (as defined therein).

      This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

      THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE COMPANY WILL MAKE AVAILABLE TO EACH HOLDER, UPON REASONABLE REQUEST THEREOF DIRECTED TO THE COMPANY'S CHIEF FINANCIAL OFFICER, MARK LEVINE, AT (212) 838-2061, RELEVANT OLD CALCULATIONS WITH RESPECT TO THIS NOTE.

      In case an Event of Default (as defined in the Note Purchase Agreement) shall occur and be continuing, the unpaid balance of the principal of this Note may be declared due and payable in the manner and with the effect provided in such Note Purchase Agreement, subject to the subordination provisions referenced above.

      This Note is made and delivered in New York, New York, and shall be governed by and construed in accordance with the laws of the State of New York.

                                       THE NEW YORK RESTAURANT GROUP INC.


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

(CORPORATE SEAL)

                                                                     EXHIBIT 5.2

================================================================================

                             SUBSIDIARIES' GUARANTY

                                  June 29, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

1.      DEFINITIONS ...........................................................2

2.      GUARANTY ..............................................................2
        2.1      The Guaranty .................................................2
        2.2      Guaranty Absolute ............................................2
        2.3      Continuing Guaranty ..........................................5
        2.4      Waivers ......................................................5
        2.5      Several Obligations ..........................................7
        2.6      Stay of Acceleration .........................................7
        2.7      Subrogation ..................................................7
        2.8      General Limitation on Guaranteed Obligations .................8

3.      REPRESENTATIONS AND WARRANTIES ........................................9
        3.1      Representations and Warranties of Guarantors .................9

4.      COVENANTS OF GUARANTORS ..............................................11
        4.1      Covenants of Guarantors .....................................11
        4.2      Subordination of Subsidiaries' Subordinated Indebtedness ....12
        4.3      Subordination to Senior Guaranteed Obligations ..............13

5.      MISCELLANEOUS ........................................................14
        5.1      Notices .....................................................14
        5.2      No Waiver ...................................................14
        5.3      Amendments and Waivers ......................................15
        5.4      Costs, Expenses and Taxes; Indemnity ........................15
        5.5      Severability ................................................15
        5.6      Captions ....................................................15
        5.7      Continuing Guarantee; Transfer of Obligations ...............15

        5.8      Limitation by Law ...........................................16
        5.9      Waiver ......................................................16
        5.10     Submission to Jurisdiction ..................................16

        5.11     Governing Law ...............................................17

Schedules

SCHEDULE 3.1(d) -- Required Authorizations

                                                                     EXHIBIT 5.2

            THIS SUBSIDIARIES' GUARANTY, dated as of June 29, 1999, made by The Manhattan Ocean Club Associates, LLC, La Cite Associates, L.L.C., Atlantic & Pacific Grill Associates, L.L.C., Mrs. Park Sub, LLC, New York RGI Sub, LLC, Restaurant Group Management Service, LLC, S&W Chicago, L.L.C., S&W of Miami, L.L.C., S&W of Las Vegas, L.L.C., S&W D.C., L.L.C., MOC D.C., L.L.C., S&W New Orleans, L.L.C. and MOC of Miami, L.L.C. (collectively, the "Guarantors") in favor of the Purchaser (as hereinafter defined) under the Senior Subordinated Note Agreement described below, and the holders, including the Purchaser, from time to time of the Notes (as hereinafter defined) issued pursuant thereto;

                               W I T N E S S E T H:

            WHEREAS, The New York Restaurant Group Inc., a Delaware corporation (the "Company"), has entered into a Senior Subordinated Note Purchase Agreement, dated as of June 29, 1999 (as amended, modified or supplemented from time to time, the "Note Purchase Agreement") with Magnetite Asset Investors L.L.C., a Delaware limited liability company (the "Purchaser"), pursuant to which the Company will sell the 12 1/2% Senior Subordinated Notes due June 29, 2006 (the "Notes") to the Purchaser from time to time; and

            WHEREAS, to induce the Purchaser to purchase the Notes and in consideration of the purchase of the Notes, the Guarantors are executing and delivering this Subsidiaries' Guaranty; and

            WHEREAS, the sale of the Notes by the Company under the Note Purchase Agreement is of material benefit to the Guarantors; and

            WHEREAS, as of the date of this Subsidiaries' Guaranty, the proceeds of the sale of the Notes by the Company under the Note Purchase Agreement will be used by the Company to repay outstanding advances under the Senior Loan (as defined hereinafter), the proceeds of which were, directly or indirectly, used for the benefit of, among the others, the Guarantors, and for other general working capital purposes; and

            WHEREAS, each Guarantor has determined, reasonably and in good faith, that it has adequate capital to conduct its business as presently conducted and as proposed to be conducted and that it will be able to meet its obligations hereunder and in respect of its other existing and future indebtedness and liabilities as and when the same shall become due and payable; and

            WHEREAS, each Guarantor has determined that the execution and delivery of this Subsidiaries' Guaranty is in furtherance of its corporate purposes and is in its best interests, having regard to all relevant facts and circumstances;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, the Guarantors hereby agree as follows:

1. DEFINITIONS.

            Terms defined in the Note Purchase Agreement and not otherwise defined herein are used herein as therein defined.

2. GUARANTY.

2.1 The Guaranty.

            Each Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser and to the holders from time to time of the Notes, the due, punctual, complete and irrevocable payment of all present and future amounts payable by the Company to such Purchaser and to such holders evidenced by or arising out of the Note Purchase Agreement and the Notes, including, but not limited to, the payment of principal of and premium, if any, and interest on the Notes and of all other sums now or hereafter owed by the Company to such Purchaser and to such holders under the Note Purchase Agreement or the Notes or under any other Financing Document, as and when the same shall become due and payable, whether at maturity or by required or optional prepayment or by declaration or otherwise, according to the terms thereof (the "Guaranteed Obligations").

2.2 Guaranty Absolute.

            This Subsidiaries' Guaranty is a guaranty of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually, fully and irrevocably to pay such amounts to the Purchaser hereunder as and when the same shall become due and payable, even if such failure or inability shall not constitute an "Event of Default" under any Financing Document, the Guarantors, without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts (together with interest to the extent provided for under such Financing Document) to such Purchaser and to the holders of the Notes or other Persons entitled thereto under the terms of such Financing Document, in lawful money of the United States, at the place specified in the Note Purchase Agreement; and each Guarantor hereby independently promises to pay to such Purchaser and to each holder of the Notes all amounts when due with respect to the Guaranteed Obligations to the extent not theretofore irrevocably duly paid by the Company. The obligations of each Guarantor hereunder are independent of the obligations of the Company under the Note Purchase Agreement and the Notes, and a separate action or proceeding may be brought and prosecuted against any Guarantor whether or not action is brought against the Company and whether or not the Company is joined in any such action or proceeding. Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, the liability of such Guarantor under this Subsidiaries' Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under any Financing Document;

            (b) any modification or amendment of, or supplement to, any Financing Document;

            (c) any adjustment, waiver, amendment, consent to departure, settlement, indulgence, forbearance, termination, release or compromise that might be granted or given by the holders of the Notes to the Company or any Guarantor or any other Person liable on the Guaranteed Obligations;

            (d) the insolvency, bankruptcy, suspension of payments, arrangement, adjustment, composition, liquidation, disability or lack of power of the Company or any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of the Company, any Guarantor or any other Person liable for payment of the Guaranteed Obligations or any sale, lease or transfer of any or all of the assets of the Company, any Guarantor or any other Person liable for payment of the Guaranteed Obligations, or any changes in the shareholders, partners or any reorganization of the Company, any Guarantor or any other Person liable for payment of the Guaranteed Obligations;

            (e) any change in the corporate existence, structure or ownership of the Company or any Guarantor or any other Person, or any insolvency, bankruptcy, suspension of payments, reorganization or other similar proceeding affecting the Company, any Guarantor or any other Person or its assets;

            (f) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Company, the holders of the Notes or any other Person, whether or not arising in connection with this Subsidiaries' Guaranty, or any Financing Document; provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (g) any invalidity or unenforceability relating to or against the Company for any reason under any Financing Document, or any provision of applicable law or any regulation purporting to prohibit the payment by the Company of any Guaranteed Obligation;

            (h) any act or omission to act or delay of any kind by the Company, any holder of a Note or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guaranteed Obligation;

            (i) any failure, omission or delay on the part of the Company to conform or comply with any term of any Financing Agreement, or any failure, omission or delay on the part of the holder of any of the Notes to enforce, assert or exercise any right, power or remedy conferred on it in this Subsidiaries' Guaranty;

            (j) any limitation on the liability or obligations of the Company or any other Person under any Financing Document, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any Financing Document; or

            (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against any Guarantor.

            This Subsidiaries' Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation, or any part thereof, is rescinded or reduced in amount or must otherwise be restored or returned by the holders of the Notes upon the insolvency, bankruptcy, suspension of payments or reorganization of the Company, or any Guarantor or any other Person or otherwise, all as though such payment had not been made. The obligations of each Guarantor under this guaranty shall not be affected by the amount of credit that may be extended to the Company, the number of transactions with the Company, any repayment by the Company to the holders of the Notes other than the full and final payment of all of the Guaranteed Obligations, allocation by the holders of the Notes of any repayment, any compromise or discharge of the Guaranteed Obligation, or any further advances to the Company, or for any other reason. Each Guarantor agrees that this Subsidiaries' Guaranty shall not be discharged except by complete performance of the Guaranteed Obligations.

2.3 Continuing Guaranty.

            This is a continuing guaranty, and all extensions of credit and financial accommodations heretofore, concurrently herewith or hereafter made by the holders of the Notes to the Company and all indebtedness of the Company now owned or hereafter acquired by the holders of the Notes shall be conclusively presumed to have been made or acquired in acceptance hereof.

2.4 Waivers.

            Each Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable law:

            (a) notice of any of the matters referred to in Section 2.2;

            (b) notice to such Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Guarantor or the Company of any breach or default by the Company with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any holder of any of the Notes against such Guarantor;

            (c) presentment to or demand of payment from the Company or such Guarantor with respect to any Note or protest for nonpayment or dishonor;

            (d) any right to the enforcement, assertion or exercise by any holder of any of the Notes of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Financing Document or otherwise;

            (e) any requirement of diligence on the part of any holder of any of the Notes;

            (f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Financing Document;

            (g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note by any holder thereof or in any other Financing Document;

            (h) any release of such Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder;

            (i) any requirement of acceptance of this Subsidiaries' Guaranty by or on behalf of any beneficiary hereof;

            (j) any benefit of any statute of limitations affecting such Guarantor's liabilities hereunder or the enforcement hereof; and

            (k) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

            Each Guarantor authorizes the holders of the Notes, without notice or demand and without affecting any of such Guarantor's liability hereunder, to take and hold security for the payment of this guaranty and/or the indebtedness guaranteed hereby and to exchange, enforce, waive and release any such security and to apply such security and direct the order or manner of sale thereof as the holders of the Notes in their discretion may determine; and to obtain a guaranty of the Guaranteed Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties. If the holders of the Notes seek to enforce the obligations of any Guarantor by action in any court, such Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against the Company, such Guarantor, any other Guarantor or any other Person, or that any action be brought against the Company or any other Person, or that the Company, such Guarantor, any other Guarantor or any other Person should be joined in such cause. Such waiver shall be without prejudice to the holders of the Notes at their option to proceed against the Company, such Guarantor, any other Guarantor or any other Person, whether by separate action or by joinder. The holders of the Notes shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

2.5 Several Obligations.

            The obligations of each Guarantor hereunder are several from the Company, any other Guarantor or any other Person, and are primary obligations concerning which such Guarantor is the principal obligor, and are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim such Guarantor or any other Person may have against the Company, the holders of the Notes, any other Guarantor or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor or the Company shall have any knowledge or notice thereof).

2.6 Stay of Acceleration.

            If an event permitting the acceleration of any of the Guaranteed Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under any bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Subsidiaries' Guaranty and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been accelerated and such Guarantor shall forthwith pay such Guaranteed Obligations (including, without limitation, interest that but for the filing of a petition in bankruptcy, suspension of payments or reorganization with respect to the Company, would accrue on such Guaranteed Obligations), and the other obligations hereunder, without any further notice or demand.

2.7 Subrogation.

            Upon the making by any Guarantor of any payment hereunder for the account of the Company, such Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided, that such Guarantor shall not enforce any right or receive any payment by way of subrogation, reimbursement or indemnity until all Guaranteed Obligations shall have been paid in full.

2.8 General Limitation on Guaranteed Obligations.

            (a) In any action or proceeding involving any foreign or state corporate law, or any foreign, state or Federal bankruptcy, insolvency, suspension of payments, reorganization or other law affecting the rights of creditors generally, if the Guaranteed Obligations would otherwise, taking into account the provisions of

      Section 2.7 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of any Guarantor's liability for the Guaranteed Obligations, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any holders of Notes or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            (b) Without in any way modifying or affecting any Guarantor's obligations hereunder, to the extent such Guarantor makes any payment hereunder that, when added to all preceding payments made by such Guarantor hereunder would result in the aggregate payments hereunder by such Guarantor exceeding its Percentage (as hereinafter defined) of all payments then or theretofore made by all Guarantors under this Subsidiaries' Guaranty, such Guarantor shall have a right of contribution against each other Guarantor whose aggregate payments under this Subsidiaries' Guaranty at any time of determination are less than its Percentage of all payments made by all the other Guarantors, in an amount, and with the effect, that after giving effect to any such contribution rights, such Guarantor will be responsible only for its Percentage of all payments made by all the other Guarantors under this Subsidiaries' Guaranty. As used in this Section 2.8, such Guarantor's "Percentage" shall mean the percentage obtained by dividing (i) the amount of such Guarantor's obligation hereunder, as such amount would be determined pursuant to subsection (a) of this Section 2.8 without taking into account its subrogation and contribution rights, by (ii) the aggregate of the amounts of all the other Guarantors' obligations under this Subsidiaries' Guaranty, as such amounts would be determined pursuant to subsection (a) of this Section 2.8 without taking into account the subrogation and contribution rights of any such other Guarantors under this Subsidiaries' Guaranty.

            (c) To the extent set forth in Section 2.8(a), but only to the extent that the obligations of any Guarantor would otherwise be subject to avoidance under Section 2.8(a) if such Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of such Guarantor hereunder would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Guarantor are deemed to have been incurred and transfers are made under Section 2.8(a), then the obligations of such Guarantor hereunder shall be reduced to that amount that, after giving effect thereto, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Purchaser or any other Person holding any of the Notes), as so reduced, to be subject to avoidance.

3. REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties of Guarantors.

            Each Guarantor hereby represents and warrants as follows:

            (a) Organization; Power and Authority. Each Guarantor is duly organized, validly existing and in good standing under the laws of its formation and is duly qualified to transact business and is in good standing in each foreign jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Subsidiaries' Guaranty and to perform the provisions hereof and thereof.

            (b) Authorization, etc.. This Subsidiaries' Guaranty has been duly authorized by all necessary action on the part of each Guarantor, and this Subsidiaries' Guaranty constitutes, a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, suspension of payments, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

            (c) Compliance with Laws, Other Instruments, etc.. The execution, delivery and performance by each Guarantor of this Subsidiaries' Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, constituting agreement or by-laws, or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any Governmental Authority applicable to such Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor.

            (d) Governmental Authorizations, etc.. Except as disclosed in
      Schedule 3.1(d), no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made or obtained by any Guarantor in connection with the execution, delivery or performance by such Guarantor of this Subsidiaries' Guaranty.

            (e) Changes, Etc. Since December 28, 1998, (i) there has been no change in the assets, liabilities or financial condition of any Guarantor, other than changes which do not, either in any case or in the aggregate, constitute a Material Adverse Effect, (b) there has been no material change in the assets, liabilities or financial condition of any Guarantor, other than changes in the ordinary course of business, and (c) the business, operations or affairs or any of the properties or assets of each Guarantor have not been affected by any occurrence or development (whether or not insured against) which constitutes, either in any case or in the aggregate, a Material Adverse Effect.

            (f) Litigation, Etc. There is no action, proceeding or investigation pending or threatened in writing against any Guarantor which questions the validity of this Subsidiaries' Guaranty. There is no action, proceeding or investigation pending or threatened in writing which might, if adversely determined, qould have a Material Adverse Effect, or in any liability on the part of such Guarantor, which would be material to such Guarantor.

            (g) Compliance with Other Instruments, Etc. Any Guarantor is in violation of any term of its charter documents, constituting agreements or by-laws, and any Guarantor is in violation in any material respect of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, the consequences of which violation might have a Material Adverse Effect; the execution and delivery by such Guarantor of, and performance of the obligations of such Guarantor under, this Subsidiaries' Guaranty will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on such Guarantor to create) any lien upon any of the properties or assets of such Guarantor pursuant to any such term, which violation, conflict, default or lien might have a Material Adverse Effect or upon the ability of such Guarantor to perform its obligations under this Subsidiaries' Guaranty; and there is no such term which might have a Material Adverse Effect.

4. COVENANTS OF GUARANTORS.

4.1 Covenants of Guarantors.

      Each Guarantor hereby agrees that, so long as it remains obligated hereunder:

            (a) Information. Each Guarantor will deliver to each of the holders of the Notes from time to time such information regarding its financial position or business as any such holder may reasonably request.

            (b) Covenants. Each Guarantor hereby covenants and agrees that it shall comply with all of the obligations, requirements and restrictions in the covenants contained in Sections 6, 7 and 8 of the Note Purchase Agreement, to the extent they are expressly applicable to such Guarantor, except that, if compliance with any such obligation, requirement or restriction has been waived by the holders of the Notes before or after a default with respect thereto, such waiver shall relieve such Guarantor from such obligation, requirement or restriction hereunder only to the extent of such waiver.

            (c) Further Assurances. Each Guarantor hereby agrees to execute and deliver all such instruments and take all such action as the Purchaser or the holders of the Notes may from time to time reasonably request in order to effectuate fully the purposes of this Subsidiaries' Guarantee and to establish and perfect the rights and remedies intended to be created in favor of the holders of the Notes hereunder or under any of the Financing Documents. Each Guarantor shall cooperate with the Purchaser and the holders of the Notes to procure the due payment by the Company of the Guaranteed Obligations.

4.2 Subordination of Subsidiaries' Subordinated Indebtedness.

            (a) Each Guarantor hereby agrees that until such time as all of the Guaranteed Obligations shall be paid and performed in full, the Subsidiaries' Subordinated Indebtedness (as hereinafter defined) is and shall be expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment of the Guaranteed Obligations.

            (b) The term "Subsidiaries' Subordinated Indebtedness" shall mean, at any time, the then outstanding aggregate principal amount of all indebtedness of the Company to any Guarantor, in each case in respect of borrowed money, fees, royalties or other intercompany advance or arrangement (including any subrogation rights with respect to this Subsidiaries' Guaranty), all accrued and unpaid interest and premium, if any, thereon and all expenses incurred by and all indemnities payable to such Guarantor pursuant to any agreement between the Company and such Guarantor, in respect of any such indebtedness or otherwise.

            (c) Upon the happening of an "Event of Default" under the Note Purchase Agreement, unless and until such Event of Default shall have been remedied or waived, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the Subsidiaries' Subordinated Indebtedness and any Guarantor shall demand, collect or receive any payment on account of the Subsidiaries' Subordinated Indebtedness.

            (d) In the event of any insolvency, bankruptcy, receivership, liquidation, suspension of payments, reorganization or other similar proceedings relating to the Company, or in the event of any proceedings for the voluntary or involuntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency, bankruptcy or suspension of payments proceedings, all of the Guaranteed Obligations (including any interest accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Guarantor on account of any Subsidiaries' Subordinated Indedebtedness. Any payment or distribution, whether in cash, securities or other property, that would otherwise (but for these subordination provisions) be payable or deliverable in respect of Subsidiaries' Subordinated Indebtedness shall be paid or delivered directly to the holders of the Notes (or to a banking institution selected by the court or designated by the holders of the Notes) and to the holders of all other senior indebtedness of the Company then outstanding in accordance with the priorities then existing among such holders until all of the Guaranteed Obligations shall have been paid in full.

            (e) If any payment or distribution of any character, whether in cash, property or otherwise, shall be received by any Guarantor in contravention of any of the terms of these subordination provisions, such payment or distribution shall be paid over to the holders of the Notes. Upon payment in full of all of the Guaranteed Obligations, such Guarantor shall be subrogated to such holders to receive payments or distributions of assets made with respect to the Guaranteed Obligations to the extent of amounts payable to such Guarantor that, pursuant to these subordination provisions, were paid to such holders and, for the purposes of such subrogation, no payments to the holders of the Notes of any character to which such Guarantor would be entitled except for the provisions hereof shall, as between the Company and their creditors other than such holders, on the one hand, and such Guarantor, on the other, be deemed to be a payment or distribution by the Company to or on account of the Guaranteed Obligations.

4.3 Subordination to Senior Guaranteed Obligations.

            (a) Each Guarantor hereby agrees that until such time as all of the Senior Guaranteed Obligations (as defined hereinafter) shall be paid and performed in full, the Guaranteed Obligations hereunder are and shall be expressly subordinated in right of payment to such Senior Guaranteed Obligations, to the same extent and in the same manner set forth in
      Article 10 of the Note Purchase Agreement, as if each Guarantor were a party thereunder.

            (b) The term "Senior Guaranteed Obligations" shall mean, the guaranty by each Guarantor of the payment of all amounts payable by the Company to the Senior Lender (as hereinafter defined) evidenced by or arising out of the Loan Agreement, dated October 31, 1997, as amended (the "Senior Loan"), between the Company and Fleet Bank, N.A. (the "Senior Lender"), including, but not limited to, the payment of principal of and premium, if any, and interest on the notes issued pursuant thereto and of all other sums now or hereafter owed by the Company to such Senior Lender, as and when the same shall become due and payable, whether at maturity or by required or optional prepayment or by declaration or otherwise, according to the terms thereof

5. MISCELLANEOUS.

5.1 Notices.

      All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail
with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (a) if to the Purchaser or its nominee, to such Purchaser or nominee at the address specified in the Note Purchase Agreement, or at such other address as such Purchaser or such nominee shall have specified to the Company in writing,

            (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

            (c) if to the Company, to the address specified in the Note Purchase Agreement or at such other address as the Obligor shall have specified to the holder of each Note in writing,

            (d) if to any Guarantor to the address set forth below such Guarantor's signature herein or at such other address as such Guarantor shall have specified to the holder of each Note in writing.

      Notices under this Section 5.1 will be deemed given only when actually received.

5.2 No Waiver.

            No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy under any Financing Document shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by any Financing Document or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Guarantors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 5.2, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

5.3 Amendments and Waivers.

            This Subsidiaries' Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of all the Guarantors and the holder or holders of at least 66 2/3% in principal amount of the Notes at such time outstanding. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.4 Costs, Expenses and Taxes; Indemnity.

            The Guarantors agree to pay, and cause to be paid, on demand all reasonable costs and expenses actually incurred by the holders of the Notes in connection with the preparation, execution, delivery and administration of this Subsidiaries' Guaranty, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the holders of the Notes with respect thereto and with respect to advising the holders of the Notes as to their rights and responsibilities under this Subsidiaries' Guaranty, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Subsidiaries' Guaranty. The Guarantors agree to pay interest on any expenses or other sums due to the holders of the Notes under this Section 5.4 that are not paid when due at a rate per annum equal to the Post Default Rate with respect to the Notes.

5.5 Severability.

            Any provision of this Subsidiaries' Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.6 Captions.

            The captions in this Subsidiaries' Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Subsidiaries' Guaranty.

5.7 Continuing Guarantee; Transfer of Obligations.

            This Subsidiaries' Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiaries' Guaranty; (b) be binding upon each Guarantor, its successors and assigns; and (c) inure to the benefit of and be enforceable by the holders of the Notes and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the holders of the Notes may assign or otherwise transfer the

Guaranteed Obligations to any other Person or entity and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the holders of the Notes herein or otherwise. Any Guarantor may assign its rights or delegate its obligations hereunder without the prior written consent of all of the holders of the Notes.

5.8 Limitation by Law.

            All rights, remedies and powers provided in this Subsidiaries' Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Subsidiaries' Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

5.9 Waiver.

            Each Guarantor hereby waives to the fullest extent allowable by law any right to require or request a bank guaranty or similar instrument or security in connection with any action or proceeding in connection with this Subsidiaries' Guaranty.

5.10 Submission to Jurisdiction.

            Each Guarantor hereby irrevocably agrees that any legal action, suit or proceeding brought by or against it with respect to any matter under or arising out of or in any way connected with this Subsidiaries' Guaranty or any document delivered pursuant hereto or thereto or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding (a "Proceeding") may be brought in the courts of the State of New York or in the District Court for the Southern District of New York, at the election of the party bringing suit. By execution and delivery of this Subsidiaries' Guaranty, each Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforesaid courts in person, generally and unconditionally, with respect to any Proceeding for itself and in respect of any of its property, assets and revenues. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile. Each

Guarantor agrees that a final judgment in any such Proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. Each Guarantor waives personal service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 5.1, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 5.10 shall be deemed to affect the right of the Purchaser or any subsequent holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any jurisdiction.

5.11 Governing Law.

            THIS SUBSIDIARIES' GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      IN WITNESS WHEREOF, each Guarantor has caused this Subsidiaries' Guaranty to be duly executed as of the date first above written.

                                     THE MANHATTAN OCEAN CLUB
                                     ASSOCIATES, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     LA CITE ASSOCIATES, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     ATLANTIC & PACIFIC GRILL
                                     ASSOCIATES, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     MRS. PARK SUB, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     NEW YORK RGI SUB, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     RESTAURANT GROUP MANAGEMENT
                                     SERVICE, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     S&W CHICAGO, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     S&W OF MIAMI, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     S&W OF LAS VEGAS, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     S&W D.C., L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     MOC D.C., L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     S&W NEW ORLEANS, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                      MOC OF MIAMI, L.L.C.

                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT 5.3

================================================================================

                                WARRANT AGREEMENT

                                   Dated as of

                                  June 29, 1999

                                      among

                       THE NEW YORK RESTAURANT GROUP, INC.

                                       and

                        MAGNETITE ASSET INVESTORS L.L.C.

                      ------------------------------------

                                  Warrants for

                                 Common Stock of

                       THE NEW YORK RESTAURANT GROUP, INC.

                      ------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE 1.

                                  Defined Terms

SECTION 1.1 Definitions ..................................................... 1
SECTION 1.2 Other Definitions ............................................... 4
SECTION 1.3 Rules of Construction ........................................... 5

                                   ARTICLE 2.

                              Warrant Certificates

SECTION 2.1 Form and Dating of Warrant Certificates ......................... 5
SECTION 2.2 Execution of Warrant Certificates ............................... 6
SECTION 2.3 Certificate Register ............................................ 6
SECTION 2.4 Transfer and Exchange of Warrant Certificates ................... 6
SECTION 2.5 Replacement Warrant Certificates ................................ 7
SECTION 2.6 Temporary Warrant Certificates .................................. 8
SECTION 2.7 Cancellation of Warrant Certificates ............................ 8

                                   ARTICLE 3.

                                 Exercise Terms

SECTION 3.1 Exercise Price .................................................. 8
SECTION 3.2 Exercise Periods ................................................ 8
SECTION 3.3 Expiration ...................................................... 8
SECTION 3.4 Manner of Exercise .............................................. 9
SECTION 3.5 Issuance of Warrant Shares ...................................... 9
SECTION 3.6 Fractional Warrant Shares .......................................10
SECTION 3.7 Reservation of Warrant Shares ...................................10
SECTION 3.8 Compliance with Law .............................................11

                                                                           Page
                                                                           ----

                                   ARTICLE 4.

                             Antidilution Provisions

SECTION 4.1 Changes in Common Stock .........................................11
SECTION 4.2 Cash Dividends and Other Distributions ..........................11
SECTION 4.3 [Intentionally omitted.] ........................................12
SECTION 4.4 Combination; Liquidation ........................................12
SECTION 4.5 Tender Offers: Exchange Offers ..................................13
SECTION 4.6 Other Events ....................................................13
SECTION 4.7 Superseding Adjustment ..........................................13
SECTION 4.8 Minimum Adjustment ..............................................14
SECTION 4.9 Notice of Adjustment ............................................14
SECTION 4.10 Notice of Certain Transactions .................................15
SECTION 4.11 Adjustment to Warrant Certificate ..............................15

                                   ARTICLE 5.

                                Tag-Along Rights

SECTION 5.1 Tag-Along Rights on Transfers ...................................15

                                   ARTICLE 6.

                        Certain Agreements of the Company

SECTION 6.1 Reporting and Inspection Covenants ..............................16
SECTION 6.2 Nature of Business ..............................................17
SECTION 6.3 Transactions with Affiliates ....................................17
SECTION 6.4 Issuance of Additional Classes of Stock .........................17
SECTION 6.5 Waiver of Preemptive Rights .....................................17

                                   ARTICLE 7.

                               Registration Rights

SECTION 7.1 Registration Rights .............................................18

                                                                           Page
                                                                           ----

                                   ARTICLE 8.

                                 Transferability

SECTION 8.1 Legend ..........................................................18
SECTION 8.2 Lock-Ups ........................................................19

                                   ARTICLE 9.

                                  Miscellaneous

SECTION 9.1 Financial Information ...........................................19
SECTION 9.2 Persons Benefitting .............................................19
SECTION 9.3 Indemnity .......................................................20
SECTION 9.4 Rights of Holders ...............................................20
SECTION 9.5 Amendment .......................................................20
SECTION 9.6 Notices .........................................................20
SECTION 9.7 Governing Law ...................................................22
SECTION 9.8 Successors ......................................................22
SECTION 9.9 Multiple Originals ..............................................22
SECTION 9.10 Table of Contents ..............................................22
SECTION 9.11 Severability ...................................................22
SECTION 9.12 Termination ....................................................22

EXHIBIT A -  Form of Warrant Certificate
EXHIBIT B -  Certificate to be Delivered Upon Exchange or Registration of
             Transfer of Warrant Certificates

      WARRANT AGREEMENT, dated as of June 29, 1999 (this "Agreement"), among THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "Company"), and MAGNETITE ASSET INVESTORS L.L.C., a Delaware limited liability company ("Magnetite").

                              W I T N E S S E T H :

      WHEREAS, the Company has agreed to issue to Magnetite, and Magnetite has agreed to purchase, warrants (the "Warrants") from the Company, each Warrant initially entitling the holder thereof to purchase one share of Common Stock (as defined below) of the Company representing in the aggregate 1 1/2 % of the Common Stock of the Company or, upon the occurrence of certain events, one and one-third shares of Common Stock of the Company representing in the aggregate 2% of the Common Stock of the Company, subject to adjustment as provided herein; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                 Defined Terms

      SECTION 1.1 Definitions. All terms defined in the Senior Subordinated Note Purchase Agreement, dated as of June 29, 1999, between the Company and Magnetite (the "Note Purchase Agreement") shall have such defined meanings when used herein unless otherwise defined herein. As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

      "Business Day" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

      "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

      "Closing Date" means the date of the Note Purchase Agreement.

      "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

      "Common Stock" means the common stock of the Company with $.O1 par value per share issued or issuable upon exercise of the Warrants.

      "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the value of the security as determined in good faith by the Board not taking into account the absence of an active trading market or the minority nature of the investment; or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. The Company shall pay the reasonable fees and expenses of any investment bank referred to in Article 4 involved in the determination of Current Market Value.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expiration Date" means the tenth anniversary of the Closing Date.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.

      "Holder" means the duly registered holder of a Warrant under the terms of this Warrant Agreement.

      "Initial Public Offering" or "IPO" means the first time a Registration Statement (other than Registration Statements on Form S-4 or Form S-8) filed under the Securities Act with the SEC respecting an offering, whether primary or secondary, of Common Stock (or securities convertible into, or exchangeable for, Common Stock, or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Warrants, Warrant Shares or other Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      "Registrable Securities" means (a) any Warrant Shares or other securities issued or issuable upon exercise of any Warrants (which shall be deemed, for the purposes of this definition, to have been issued to, and to be held by, the Holders of such Warrants) and (b) any securities issued or issuable with respect to any such Warrant Shares or other securities by way of stock dividend or stock split or in connection with a combination of Shares of Common Stock of the Company, recapitalization, merger, consolidation, reorganization or otherwise. As to any such Registrable Securities, once issued such Shares of Common Stock or securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been or thereafter can be offered and sold by a person that is not an affiliate of the Company pursuant to Rule 144 without compliance with the provisions of Rule 144(e)(2), (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration under the Securities Act or qualification of them under state blue sky laws, or (iv) they shall have ceased to be outstanding.

      "Registration Statement" means a registration statement that is in compliance with the Securities Act.

      "Requirements of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents or such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subordinated Notes" means the 12 1/2 % Senior Subordinated Notes issued pursuant to the Note Purchase Agreement.

      "Transfer" means any sale, assignment, gift, bequest, transfer, distribution, pledge, hypothecation or other encumbrance or disposition.

      "Transfer Restricted Securities" means the Warrants and the Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 (or any similar provisions under the Securities Act then in effect) or (iii) it has been otherwise transferred and may be resold without registration under the Securities Act.

      "Underlying Securities" means the Warrant Shares and other securities issuable or issued upon exercise of the Warrants.

      "Warrant Shares" means the shares of Common Stock of the Company received, or issued and received, as the case may be, upon exercise of the Warrants.

      SECTION 1.2 Other Definitions

                                                      Defined in
           Term                                        Section
           ----                                        -------

      "Agreement" ................................      Introductory Paragraph
      "Cashless Exercise" ........................      3.4
      "Certificate Register" .....................      2.3
      "Company" ..................................      Introductory Paragraph
      "Exercise Price" ...........................      3.1
      "Fair Value" ...............................      4.2
      "Letter Agreement" .........................      9.5(b)
      "Magnetite" ................................      Introductory Paragraph

      "Note Purchase Agreement" ..................      1.1
      "QIB" ......................................      2.4(a)
      "Registrar" ................................      2.7
      "Shareholders" .............................      5.1
      "Successor Company" ........................      4.4(a)
      "THL Shareholders' Agreement" ..............      5.1
      "Transfer Agent" ...........................      3.5
      "Warrants" .................................      Introductory Paragraph
      "Warrant Certificates" .....................      2.1

      SECTION 1.3 Rules of Construction. Unless the text otherwise required.

      (i) a term has the meaning assigned to it;

      (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

      (iii) "or" is not exclusive;

      (iv) "including" means including, without limitation; and

      (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2.

                              Warrant Certificates

      SECTION 2.1 Form and Dating of Warrant Certificates. The Warrant Certificates shall be substantially in the form of Exhibit A, the terms of which are hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legend required by Section 8.1. Each Warrant Certificate shall be dated the date of its countersignature.

      The Warrants shall be issued initially in definitive form represented by a Warrant Certificate (such certificate and all other certificates representing physical delivery of Warrants in definitive form being called "Warrant Certificates"), representing Warrants to purchase 1 1/2% of the Common Stock of the Company, increasing to 2% of the Common Stock of the Company

(as outstanding on the date hereof) if the Subordinated Notes shall not have been paid in full by June 29, 2001, which shall be issued and delivered to Magnetite.

      SECTION 2.2 Execution of Warrant Certificates. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificate and may be in facsimile form.

      SECTION 2.3 Certificate Register. The Company shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

      SECTION 2.4 Transfer and Exchange of Warrant Certificates. (a) Transfer and Exchange of Warrant Certificates. When Warrant Certificates are presented to the Company with a request to register the transfer of such Warrant Certificates or to exchange such Warrant Certificates for an equal number of Warrant Certificates of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Warrant Certificates surrendered for transfer or exchange:

      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing; and

      (ii) in the case of Warrant Certificates that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:

            (1) a certificate from such Holder in substantially the form of Exhibit B hereto certifying that:

                  (A) such securities are being delivered for registration in the name of such Holder without transfer;

                  (B) such securities are being transferred to the Company;

                  (C) such securities are being transferred pursuant to an effective registration statement under the Securities Act; or

                  (D) such securities are being transferred (w) to a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act pursuant to such Rule 144A, (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 under the Securities Act or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and

            (2) in the case of any transfer described under clause
(a)(ii)(1)(D)(x), (y) and (z) of this Section 2.4, evidence reasonably satisfactory to the Company as to compliance with the restrictions set forth in the legend in Section 8.1.

      (b) Obligations with Respect to Transfers and Exchanges of Warrant Certificates. (i) To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates as required pursuant to the provisions of this Section 2.4.

            (ii) All Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

            (iii) Prior to due presentment for registration of transfer of any Warrant Certificate, the Company may deem and treat the Person in whose name such Warrant Certificate is registered as the absolute owner of such Warrant Certificate and the Company shall not be affected by notice to the contrary.

            (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

            (v) Upon any sale or transfer of Warrant Certificates pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the Company shall permit the Holder thereof to exchange such Warrant Certificates for new Warrant Certificates not bearing the legend set forth in Section 8.1 and shall rescind any restriction on the transfer of such new Warrant Certificates.

      SECTION 2.5 Replacement Warrant Certificates. If a mutilated Warrant Certificate is surrendered to the Company or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate if the reasonable requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss which the Company may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for its expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

      SECTION 2.6 Temporary Warrant Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

      SECTION 2.7 Cancellation of Warrant Certificates. (a) In the event the Company shall purchase or otherwise acquire Warrant Certificates, the same shall be cancelled.

      (b) The Company shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

                                   ARTICLE 3.

                                 Exercise Terms

      SECTION 3.1 Exercise Price. Each Warrant shall initially entitle the Holder thereof to purchase one share of Common Stock, provided, however, that if the Subordinated Notes shall not have been paid in full by June 29, 2001, each Warrant shall entitle the Holder thereof to purchase one and exactly one-third shares of Common Stock, in each case for a per share exercise price (the "Exercise Price") of $0.01, in each case subject to adjustment pursuant to the terms of this Agreement.

      SECTION 3.2 Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on or after the Closing Date.

      (b) No Warrant shall be exercisable after the Expiration Date.

      SECTION 3.3 Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the time and date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date. The Warrants shall terminate and become void after the Expiration Date, notwithstanding the Company's failure to give such notice.

      SECTION 3.4 Manner of Exercise. Warrants may be exercised upon (i) surrender to the Company of the Warrant Certificates, together with the form of election to purchase Warrant Shares in the form of Exhibit 1 to the Warrant Certificate duly filled in and signed by the Holder thereof and (ii) payment to the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. If, pursuant to the Securities Act, the Company is not permitted to effect the registration under the Securities Act of the issuance and sale of the Warrant Shares by the Company to the Holders of the Warrants upon the exercise of the Warrants, the Holders of the Warrants will be required, if the Company is not then able to rely on an exemption from the registration requirements of the Securities Act in connection with the issuance and sale of the Warrant Shares upon exercise of the Warrants, to effect the exercise of the Warrants solely pursuant to the Cashless Exercise option. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued.

      SECTION 3.5 Issuance of Warrant Shares. Subject to Section 2.5, upon the surrender of Warrant Certificates and payment of the per share Exercise Price or pursuant to a Cashless Exercise, as set forth in Section 3.4, the Company shall issue and cause, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or

Persons entitled to receive the same, together with cash as provided in Section
3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or pursuant to a Cashless Exercise, as set forth in Section 3.4.

      SECTION 3.6 Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

      SECTION 3.7 Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "Registrar") shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests, created by or through the Company, with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

      Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares.

      SECTION 3.8 Compliance with Law. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) an exemption from the registration requirements is available under the Securities Act at the time of such exercise.

                                   ARTICLE 4.

                            Antidilution Provisions

      SECTION 4.1 Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price for each Warrant shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      SECTION 4.2 Cash Dividends and Other Distributions. In case at any time or from time to time after the date hereof the Company shall distribute to holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 4.1, or (y) any rights, options, warrants or securities described in Section 4.3 then the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights (notwithstanding the foregoing, if the Fair Value in the above formula equals or exceeds the Current Market Value per share of Common Stock in the above formula, then the Current Market Value per share of Common Stock shall be equal to the fair value per share of the Common Stock on the record date as determined in good faith by the Board and described in a Board resolution); and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section
4.2 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

      SECTION 4.3 [Intentionally omitted.]

      SECTION 4.4 Combination; Liquidation. (a) Except as provided in Section 4.4(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of Common Stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Company confirming the Holders' rights pursuant to this Section 4.4(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.4(a) shall similarly apply to successive Combinations involving any Successor Company.

      (b) In the event of (i) a Combination in which consideration to holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, then the Holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

      In case of any Combination described in this Section 4.4(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall make available promptly the funds, if any, necessary to pay to the Holders of the

Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

      SECTION 4.5 Tender Offers; Exchange Offers. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall offer to purchase Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants; provided, however, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer shall be made for Warrants in the same pro rata proportion.

      SECTION 4.6 Other Events. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

      SECTION 4.7 Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

      SECTION 4.8 Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in
Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

      SECTION 4.9 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Chief Financial Officer of the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly mail a copy of such certificate to each Holder in accordance with Section 9.6. The Company shall exhibit such certificate from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Company shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

      SECTION 4.10 Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, consolidation or merger, (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (e) to offer any securities the return on which is measured in whole or in part by reference to the Common Stock, or in the event of a tender offer or exchange offer described in Section 4.5, the Company shall within 5 days send to Magnetite and shall within 5 days send to the Holders (other than Magnetite) a notice of such proposed action or offer, such notice to be mailed by the Company to the Holders in accordance with
Section 9.6, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action.

      SECTION 4.11 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE 5.

                                Tag-Along Rights

      SECTION 5.1 Tag-Along Rights on Transfers. The Company acknowledges that, except as otherwise provided in this Agreement, the Holders shall have the "tag along" rights set forth in Section 3 of the Shareholders' Agreement, dated as of October 31, 1997 (the "THL Shareholders' Agreement"), by and among the Company, Alan Stillman, Thomas H. Lee Equity Partners, L.P., THL-CCI Limited Partnership and those Persons listed as Shareholders on the counterpart signature pages thereto (the "Shareholders"), which Section 3 shall apply to each Holder of any Warrant or Warrant Share as if such Holder were a "Shareholder" thereunder and as if such Warrants or Warrant Shares were "Shares" thereunder; provided that all other defined terms applicable to such "tag along" rights shall have the meanings ascribed to them under the THL Shareholders' Agreement; and provided, further that the Holders shall have such "tag along" rights until consummation of the Company's Initial Public Offering or the earlier termination of this Agreement in accordance herewith.

                                   ARTICLE 6.

                       Certain Agreements of the Company

      The Company hereby agrees that, until the first to occur of (i) the consummation of the Company's IPO or (ii) the date on which no Transfer Restricted Securities remain outstanding:

      SECTION 6.1 Reporting and Inspection Covenants. (a) Financial Information and Compliance Certificates. The Company shall, and shall cause each of its Subsidiaries to, keep its books of account in accordance with good accounting practices; the Company shall furnish to each Holder, within 120 days after the last day of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries as at such last day of the fiscal year and statements of income and retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP and certified by a firm of independent certified public accountants of recognized national reputation; and, within 45 days after the close of each of the first three quarters of each fiscal year, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flows of the Company and its Subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail and certified by the chief financial or accounting officer of the Company as having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes). The Company will also furnish, within forty-five days after the end of a calendar month, monthly profit and loss statements of each existing and new restaurant owned or managed by the Company or any of its Subsidiaries, internally prepared and certified by the chief financial officer of the Company. The Company will, with reasonable promptness, furnish such other data as may be reasonably requested by the Holders, including, without limitation, copies of all material contracts and agreements. The Company shall
(i) at the Holders' expense, at any time and from time to time (but not exceeding once in a calendar year) or (ii) after an Event of Default under the Note Purchase Agreement has occurred and is continuing, at the Company's expense, at any time and from time to time, permit any Holder by or through any of its Officers, agents, employees, attorneys or accountants to conduct, upon reasonable notice, an examination of, and make extracts from, the Company's books and records.

      (b) Inspection of Property; Books and Records; Discussions. The Company shall, and shall cause each Subsidiary to, keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause its

Subsidiaries to permit, upon reasonable notice thereof (i) at the Holders' expense, at any time and from time to time (but not exceeding once in a calendar year), or (ii) after an Event of Default under the Note Purchase Agreement has occurred and is continuing, at the Company's expense, at any time and from time to time, any Holder by or through any of its Officers, agents, employees, attorneys or accountants to visit and inspect any of its properties and examine and make abstracts from any of its books and records and discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with Officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

      SECTION 6.2 Nature of Business. Neither the Company nor any Subsidiary will materially alter the nature of its business.

      SECTION 6.3 Transactions with Affiliates. Except as otherwise specifically set forth in the Note Purchase Agreement, neither the Company nor any Subsidiary will, directly or indirectly, purchase, acquire or lease any property or assets from, or sell, transfer or lease any property or assets to, or enter into any other transaction with, including without limitation any issuance or sale of stock, rights, options, warrants or securities exchangeable into stock, any Affiliate, except in the ordinary course of business at prices and on terms and conditions not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

      SECTION 6.4 Issuance of Additional Classes of Stock. The Company shall not create any additional classes of capital stock (other than the Common Stock) including preferred stock and any rights, options, warrants or any other securities the return of which is measured in whole or in part by reference to the Common Stock unless the Company shall have given the Holders at least 10 Business Days prior notice of such issuance and demonstrated to the reasonable satisfaction of each Holder, that the requirements of Sections 4.6 and 6.3 have been met.

      SECTION 6.5 Waiver of Preemptive Rights. The Company represents and warrants that the Shareholders under the THL Shareholders' Agreement have waived their preemptive rights under Section 4 thereof to acquire from the Company any Warrants or Warrant Shares issued as a result of the exercise of Warrant by a Holder hereunder.

                                   ARTICLE 7.

                              Registration Rights

      SECTION 7.1 Registration Rights. (a) The Company acknowledges that, except as provided below, the Holders shall have the registration rights set forth in Sections 6, 7 and 8 of the THL Shareholders' Agreement which Sections 6.7 and 8 shall apply to each Holder of any

Warrant or Warrant Share as if such Holder were a "Shareholder" thereunder and as if such Warrants or Warrant Shares were "Shares" thereunder, provided that all defined terms therein shall have the meanings ascribed to them in such THL Shareholders' Agreement, except that "Registrable Securities" shall have the meaning set forth in this Agreement; and provided, further that such Sections 6, 7 and 8 of the THL Shareholders' Agreement shall apply to the Holders until termination of this Agreement in accordance herewith. Notwithstanding the foregoing, the Holders' rights under such Sections 6, 7 and 8 shall be modified as follows: (i) the Holders shall have no piggyback registration rights in an Initial Public Offering occurring prior to December 31, 1999, (ii) the Holders shall have piggyback registration rights in connection with any filing of a registration statement under the Securities Act described in Section 6(a) of the THL Shareholders' Agreement occurring after the Initial Public Offering, and in any Initial Public Offering occurring after December 31, 1999, and (iii) the Holders shall be treated for purposes of Sections 6, 7 and 8 as if they were shareholders holding Registrable Securities (i.e. for purposes of cut-backs, notices, payment of expenses, indemnification, Form S-3 registration and other matters under such Sections).

      (b) For clarity, the Holders shall have no demand registration rights at any time under Sections 5 of the THL Shareholders' Agreement.

                                   ARTICLE 8.

                                Transferability

      SECTION 8.1 Legend. Except for Warrant Certificates delivered pursuant to
Section 2.4(b)(v) of this Agreement, each Warrant Certificate and Warrant Share shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

    "THE WARRANT CERTIFICATES AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

    THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

      SECTION 8.2 Lock-Ups. For so long as the Warrants or the Warrant Shares are not eligible for resale under Rule 144, the Holders shall not sell such Warrants or Warrant Shares under the circumstances contemplated by Section 9(b)(i) of the THL Shareholders' Agreement in connection with the Initial Public Offering. Otherwise, and except as otherwise expressly provided in this Agreement, there shall be no other restrictions with respect to any sales by the Holders under Rule 144.

                                   ARTICLE 9.

                                 Miscellaneous

      SECTION 9.1 Financial Information. As soon as any Warrant becomes outstanding, the Company shall promptly deliver to the Holders any annual, quarterly or other financial statements and such other information as is provided to any holders of equity or debt securities (excluding holders of senior bank debt) of the Company in their capacity as holders of such securities.

      SECTION 9.2 Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

      SECTION 9.3 Indemnity. The Company hereby agrees to indemnify and hold harmless each beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 9.3 is sought, such a beneficial owner) against all losses, damages or liabilities which such beneficial owner suffers as a result of any breach, on the date of any exercise of a Warrant by such beneficial owner, of the representations, warranties or agreements contained herein.

      SECTION 9.4 Rights of Holders. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

      SECTION 9.5 Amendment. (a) This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding.

      (b) Pursuant to the Letter Agreement dated June 29, 1999 (the "Letter Agreement"), the Holders have become party to the THL Shareholders' Agreement solely for purposes of Sections 3, 6, 7 and 8 thereof, and the defined terms used in such sections, as modified by this Agreement. In connection with any proposed amendment, waiver or modification of such sections, the Holders shall have the same voting rights as the Shareholders thereunder and shall be bound by any amendment, waiver or consent to such Sections 3, 6, 7 or 8 (as to the subject matter existing on the date hereof) approved by the requisite number of Shareholders as if the Holders were signatories thereto; provided that if the Shareholders receive any remuneration or compensation in respect of any amendment, waiver or modification, the Holders shall be entitled to share therein as if they were Shareholders thereunder.

      SECTION 9.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been duly given or made when delivered by hand, or by telecopy, receipt acknowledged, or five (5) calendar days after having been deposited in the mail addressed as follows:

      The Company:       The New York Restaurant Group, Inc.
                         1114 First Avenue
                         New York, New York 10021
                         Attn: Mr. Mark K. Levine, Executive Vice President
      with a copy to:    Hutchins, Wheeler & Dittmar, A Professional Corporation
                         101 Federal Street
                         Boston, Massachusetts 02110
                         Attn: James Westra, Esq.

      Magnetite:         Magnetite Asset Investors L.L.C.
                         c/o BlackRock Financial Management, Inc.
                         345 Park Avenue, 29th Floor
                         New York, NY 10154
                         Attn: Dennis M. Schaney

      with copies to:    Kelso & Company
                         320 Park Avenue, 24th Floor
                         New York, New York 10022
                         Attn: James J. Connors, II, Esq.

                         Debevoise & Plimpton
                         875 Third Avenue
                         New York, New York 10022
                         Attn: John M. Vasily, Esq.

      The Company by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      SECTION 9.7 Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

      SECTION 9.8 Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

      SECTION 9.9 Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same Agreement. One signed copy is enough to prove this Agreement.

      SECTION 9.10 Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      SECTION 9.11 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

      SECTION 9.12 Termination. Unless otherwise expressly stated herein, this Agreement shall terminate if no Transfer Restricted Securities are outstanding.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              THE NEW YORK RESTAURANT GROUP, INC.

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                              MAGNETITE ASSET INVESTORS L.L.C.

                              By: BLACKROCK FINANCIAL MANAGEMENT, INC.,
                                  as Managing Member

                              By:
                                 -----------------------------------------
                                 Name: Dennis M. Schaney
                                 Title: Managing Director

                                                  EXHIBIT A TO WARRANT AGREEMENT

                         [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. 1                                           Certificate for 107,983 Warrants


                      WARRANTS TO PURCHASE COMMON STOCK OF
                       THE NEW YORK RESTAURANT GROUP, INC.

      THIS CERTIFIES THAT, Magnetite Asset Investors L.L.C., a Delaware limited liability company, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from The New York Restaurant Group, Inc., a Delaware corporation (the "Company"), one share of Common Stock, par value of $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $0.01 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on June 29, 2009 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the

Warrants and the Exercise Price per share shall be as provided in and subject to adjustment from time to time as set forth in Sections 3 and 4 of the Warrant Agreement.

      This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 29, 1999 (the "Warrant Agreement"), among the Company and Magnetite Asset Investors L.L.C., and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 1114 First Avenue, New York, New York 10021.

      Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto as Exhibit 1 duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

      As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on or after the Closing Date. No Warrant shall be exercisable after the Expiration Date.

      In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of Common Stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

      The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

      Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged by presenting this Warrant Certificate to the Company properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

      THIS WARRANT CERTIFICATE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE COMPANY WILL MAKE AVAILABLE TO EACH HOLDER, UPON REASONABLE REQUEST THEREOF DIRECTED TO THE COMPANY'S CHIEF FINANCIAL OFFICER, MARK LEVINE, AT (212) 838-2061, RELEVANT OID CALCULATIONS WITH RESPECT TO THIS WARRANT CERTIFICATE.

      All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duty and validly issued and fully paid and non-assessable.

      The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

      Except as otherwise specifically required in the Warrant Agreement, the Warrants do not entitle any Holder hereof to any of the rights of a shareholder of the Company.


                                    THE NEW YORK RESTAURANT GROUP, INC.


                                      By
                                        ----------------------------------------

[SEAL]

Attest:
       --------------------------------
                  Secretary

DATED:

                                                EXHIBIT 1 TO WARRANT CERTIFICATE

                  FORM OF ELECTION TO PURCHASE WARRANT SHARES
                (to be executed only upon exercise of Warrants)

                      THE NEW YORK RESTAURANT GROUP, INC.

      The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per Warrant (subject to adjustment) of $.O1 to acquire an equal number of shares of Common Stock, par value $.01 per share, of The New York Restaurant Group, Inc., on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to The New York Restaurant Group, Inc., and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:
     --------------------------

                                             --------------------------------(1)
                                             (Signature of Owner)

                                             --------------------------------
                                             (Street Address)

                                             --------------------------------
                                             (City)   (State)      (Zip Code)

                                             Signature Guaranteed by:

                                             --------------------------------
----------

1. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

             Name:

             Street Address:

             City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

    Please insert social security or identifying number:

    Name:

    Street Address:

    City, State and Zip Code:

                                                  EXHIBIT B TO WARRANT AGREEMENT

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                      OF TRANSFER OF WARRANT CERTIFICATES

      Re: 107,983 Warrants to Purchase Common Stock (the "Warrants") of THE NEW YORK RESTAURANT GROUP, INC.

      This Warrant Certificate relates to 107,983 Warrants held in definitive form by ________ (the "Transferor").

The Transferor*:

      |_| has requested the Company by written order to exchange or register the transfer of a Warrant Certificate

      |_| In connection with such request and in respect of such Warrant Certificate, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant Certificate does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because:

      |_| Such Warrant Certificate is being acquired for the Transferor's own account without transfer (in satisfaction of Section 4 of the Warrant Agreement).

      |_| Such Warrant Certificate is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause
(ii), based on an opinion of counsel if the Company so requests).

      |_| Such Warrant Certificate is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

      |_| Such Warrant Certificate is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (together with a certification).

----------
*     Check applicable box.

      |_| Such Warrant Certificate is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

                                [INSERT NAME OF TRANSFEROR]


                                By:
                                   -----------------------

Date:

----------
*     Check applicable box.

                                                                     EXHIBIT 5.4

                       Opinion of Counsel for the Company

                                                                   June 29, 1999

To Magnetite Asset Investors L.L.C.
   c/o BlackRock Financial Management, Inc.
   345 Park Avenue, 29th Floor
   New York, New York 10154

                       The New York Restaurant Group Inc.
               12 1/2% Senior Subordinated Notes due June 29, 2006

Dear Sirs:

            We are counsel to The New York Restaurant Group Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the issue and sale today by the Company of $10,000,000.00 aggregate principal amount of its 12 1/2% Senior Subordinated Notes due June 29, 2006 (the "Notes") pursuant to the Senior Subordinated Note Purchase Agreement (the "Note Purchase Agreement"), dated June 29, 1999, between the Company and you. Capitalized terms used in this opinion without definition have the respective meanings specified in the Note Purchase Agreement.

            In so acting, we have participated in the preparation of the Note Purchase Agreement, the Notes, the Subsidiaries' Guaranty, dated June 29, 1999 (the "Subsidiaries' Guarantee"), the Warrant Agreement, dated June 29, 1999 (the "Warrant Agreement") and the Warrants issued pursuant to the Warrant Agreement (the "Warrants" and together with the Note Purchase Agreement, the Notes, the Subsidiaries' Guarantee and the Warrant

Agreement, the "Financing Documents"). We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Note Purchase Agreement and the other Financing Documents and examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

            We are of the following opinion:

            1. Incorporation, Standing, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Note Purchase Agreement and the other Financing Documents, to issue and sell the Notes and to carry out the terms of the Note Purchase Agreement, the Notes and the other Financing Documents.

            2. Subsidiaries. Each Subsidiary is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted. All the outstanding shares of capital stock or all the membership interests of each Subsidiary are validly issued, fully paid and nonassessable and all such shares or membership interests shown in Schedule 3.25 to the Note Purchase Agreement as owned by the Company or by any other Subsidiary are owned beneficially and of record by the Company or by such other Subsidiary free and clear of any Lien, except as otherwise disclosed in Schedule 3.25 to the Note Purchase Agreement.

            3. Litigation. To our knowledge, there is no litigation, proceeding or investigation pending by or against the Company or any of its Subsidiaries which questions the validity of the Note Purchase Agreement, the Notes or any other Financing Document or any action taken or to be taken pursuant to the Note Purchase Agreement, the Notes or any other Financing Document, or, which, if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Company, considered individually, or of the Company and its Subsidiaries, considered as a whole.

            4. Compliance with Other Instruments, etc. To our knowledge, neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, partnership agreement, other constituency agreements, or by-laws, and neither the Company nor any of its Subsidiaries is in violation of any term of the Loan Agreement, dated as of September 1, 1998, between the Company and Fleet Bank, N.A. (the "Senior Loan Agreement") or the Shareholders' Agreement, dated October 31, 1997, between the Company, Alan Stillman, Thomas H. Lee Equity Partners, L.P. THL-CCI Limited Partnership and those Persons listed as Shareholders on the counterpart signature pages thereto (the "THL Shareholders' Agreement"), or any other agreement in connection with either the Senior Loan Agreement or the Shareholders' Agreement to which it is a party or by which it is bound. Neither the execution and delivery nor the performance of the Note Agreement, the Notes and the other Financing Documents will result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any Lien (except for Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term or will result in a violation of or be in conflict with or constitute a default under the Senior Loan Agreement or the THL Shareholders' Agreement.

            5. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, or other act by or in respect of any other person (including stockholders and creditors of the Company or any of its Subsidiaries) or any governmental authority on the part of the Company or any of its Subsidiaries is required in connection with the execution, delivery, performance, validity and enforceability of the Note Purchase Agreement, the Notes or any of the other Financing Documents or the valid offer, issue, sale and delivery of the Notes pursuant to the Note Purchase Agreement.

            6. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7. Public Utility Holding Company Act; Federal Power Act. Neither the company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, and is not a "public utility", as such term is defined in the Federal Power Act, as amended.

            8. Note Purchase Agreement, the Notes and Other Financing Documents. The Note Purchase Agreement, the Notes and the other Financing Documents have been duly authorized by all necessary action on the part of the Company or its Subsidiaries, as the case may be, and do not require any shareholder approval. The Note Purchase Agreement and the other Financing Documents between the Company and you, the Notes and Warrants purchased by you today have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company or its Subsidiaries, as the case may be, in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors.

            9. Securities Act and Trust Indenture Act. The offer, issue, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement constitute exempted transactions under the registration provisions of the Securities Act of 1933, as amended, and neither the registration of the Notes thereunder nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery.

            10. Regulations T, X and U. The issue and sale of the Notes do not violate Regulations T, X or U of the Board of Governors of the Federal Reserve System.

                                             Very truly yours,

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                 SCHEDULE 3.1(A)

variation from GAAP in March Financial Statements (Company and Subsidiaries):

None.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.10

Permitted Liens, clause (d) (Company and Subsidiaries):

1. S&W of Miami, L.L.C. ("S&W Miami"), a Subsidiary of the Borrower, funded the joint Chapter 11 plan of reorganization (the "Plan") of South Pointe Hospitality, Inc. ("South Point") and 1 Washington Avenue Corporation ("1 Washington") (collectively, the "Debtors"). Upon consummation of the Plan, S&W Miami acquired 100% of the newly issued shares of common stock of each of the Debtors, as reorganized, and the existing equity interests in the Debtors were cancelled. As consideration for S&W Miami's acquisition of the new common stock, S&W Miami provided funding for distributions under the Plan in the form of cash and the assumption, by the reorganized Debtors, of certain existing liabilities. Following consummation of the Plan, the Debtors are obligated under the agreements described below, which obligations are secured by substantially all of the assets of the Debtors.

      a.    The Ocean Bank Loan Agreement

      Pursuant to a Leasehold First Mortgage and Security Agreement, dated as of April 12, 1994, by and between the Debtors and Ocean Bank (the "Mortgage"), the Debtors gave Ocean Bank a mortgage in a lease and a ground lease and purchase option, and on fixtures, subleases, rents and personal property. The Mortgage secured a claim held by Ocean Bank in the amount of $1.2 million. Under the Plan, and in full settlement of the Ocean Bank claims, the reorganized Debtors assumed such obligations to Ocean Bank (with certain modifications), and S&W Miami and the Borrower guaranteed such obligations.

      b.    SBA

      Pursuant to a Loan Agreement, dated April 12, 1994, by and between the Debtors and the United States Small Business Administration (the "SBA"), the SBA loaned South Pointe $1,000,000. Such loan is secured by a second lien on a portion of the collateral for the Ocean Bank Mortgage. The SBA asserted a $970,000 claim against the Debtors. The reorganized Debtors assumed the SBA loan, and S&W Miami and the Borrower guaranteed such loan.

                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.13

trade names, fictitious names, d/b/a's of Company and Subsidiaries:

1. The Company and its Subsidiaries use the following trade names and/or "doing business as" names:

      a.    "Cite"

      b.    "Cite Grill"

      c.    "Maloney & Porcelli"

      d.    "Mrs. Park's Tavern"

      e.    "Park Avenue Cafe"

      f.    "Manhattan Ocean Club"

2. Pursuant to the License Agreement, dated August 16, 1996, between the Company and St. James Associates, L.P., the Company licensed the right to use the trademark "Smith & Wollensky" and "Wollensky's Grill" and related marks in certain geographic areas.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.16

management agreements and Material Contracts (Company and Subsidiaries):

1. Restaurant Management Agreement, dated January 24, 1993, among Nabil Chartouni and Fouad Chartouni and The New York Restaurant Group, Inc., as amended by First Amendment to Restaurant Management Agreement, dated December 6, 1994, between Post House Investors, L.P. and The New York Restaurant Group, Inc. and Second Amendment to Restaurant Management Agreement, dated October 29, 1996, between Post House Investors, L.P. and The New York Restaurant Group, L.L.C.

2. Restaurant Management Agreement, dated April 18, 1996, between 37 East 50th Street Corp. and Restaurant Group Management Services, L.L.C.

3. Submanagement Agreement dated June 9, 1995, between Doubletree Partners and Mrs. Parks Management Company, L.L.C.

4. Management Agreement, dated as of January 1, 1996, between Thomas H. Lee Capital, LLC and The New York Restaurant Group, L.L.C., as amended.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.17

real property leases (Company and Subsidiaries):

                                     Leases

1. Agreement of Lease, dated as of November 1, 1991, between Beekman Tenants Corporation and White & Witkowsky, Inc., for space at 575 Park Avenue, New York, New York, as modified by Letter Agreement, dated November 21, 1991, between Beekman Tenants Corporation and White & Witkowsky, Inc. and Assignment and Assumption of Lease, dated September 9, 1992, between White & Witkowsky, Inc. as assignor, and Atlantic & Pacific Grill Associates, L.P., as assignee.

2. Agreement of Lease, dated as of August 31, 1983, between Holrod Associates and Thursday's Supper Pub, Inc., for space at 7 West 58th Street, New York, New York, as modified by Supplemental Agreement and First Amendment to Lease, dated as of May 3, 1993, among Holrod Associates, Manhattan Ocean Club Associates and Thursday's Supper Pub, Inc., Second Amendment to Lease, dated as of April 1, 1995, between Holrod Associates and Manhattan Ocean Club Associates and Letter of Consent, dated January 10, 1996, between Thursday's Supper Pub, Inc. and Holrod Associates.

3. Lease, dated June 21, 1988, between Rockefeller Center North, Inc. and White & Witkowsky, Inc., for space at 111 West 50th Street, New York, New York, as modified by Assignment and Assumption of Lease, dated as of June 7, 1990, among La Cite, Inc. (formerly White & Witkowsky, Inc.), as assignor, La Cite Associates, L.P., as assignee and Rockefeller Center North, Inc., as landlord, Supplemental Indenture, dated as of January 1, 1991, between Rockefeller Center North, Inc. and La Cite Associates, L.P. and Supplemental Indenture, dated as of January 1, 1992, between Rockefeller Center North, Inc. and La Cite Associates, L.P.

4. Lease, dated October 19, 1988, between First 61 Partners and The New York Restaurant Group, Inc., for 1114 First Avenue, 6th Floor, New York, New York, as amended by Agreement, dated May 1, 1992, between First 61 Partners and The New York Restaurant Group, Inc. and Assignment and Assumption of Lease, dated January 10, 1996, between The New York Restaurant Group, L.L.C., as assignor, and New York RGI Sub, L.L.C., as assignee.

5. Lease, dated May, 1997, between Marina City Hotel Enterprises, L.L.C. and S&W Chicago, L.L.C., for space at Marina City, Chicago, Illinois.

6. Lease With an Option to Purchase dated February 9, 1998 between S&W of Las Vegas, L.L.C. and The Somphone Limited Partnership for space located at 3767 Las Vegas Boulevard South, Las Vegas, Nevada.

7. Lease between S&W D.C., L.L.C. and 1112 Nineteenth Street Associates for space located at 1112 Nineteenth Street, N.W., Washington, D.C.

8. Lease between M.O.C. of Miami, L.L.C. and Pennsylvania Plaza Associates dated April 7, 1999 for space located at 601 Pennsylvania Avenue, N.W., North Building, Washington, D.C.

9. Lease between 1 Washington Avenue Corp. and The City of Miami Beach dated February 8, 1985 and amended June 1, 1997 for space located in Dade County, Florida.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.19

materially adverse changes since December 28, 1998 in financial condition or business (Company and Subsidiaries):

None.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.25

complete and correct lists of:

(i) Subsidiaries

--------------------------------------------------------------------------------
              Name                          Jurisdiction             Ownership
--------------------------------------------------------------------------------
The Manhattan Ocean Club Associates, LLC      Delaware           100% by Company
--------------------------------------------------------------------------------
La Cite Associates, L.L.C.                    Delaware           100% by Company
--------------------------------------------------------------------------------
Atlantic & Pacific Grill Associates, L.L.C.   Delaware           100% by Company
--------------------------------------------------------------------------------
Mrs. Park Sub, LLC                            Delaware           100% by Company
--------------------------------------------------------------------------------
New York RGI Sub, LLC                         Delaware           100% by Company
--------------------------------------------------------------------------------
Restaurant Group Management Service, LLC      Delaware           100% by Company
--------------------------------------------------------------------------------
S&W Chicago, L.L.C.                           Delaware           100% by Company
--------------------------------------------------------------------------------
S&W of Miami, L.L.C.                          Delaware           100% by Company
--------------------------------------------------------------------------------
S&W of Las Vegas, L.L.C.                      Delaware           100% by Company
--------------------------------------------------------------------------------
S&W D.C., L.L.C.                              Delaware           100% by Company
--------------------------------------------------------------------------------
MOC D.C., L.L.C.                              Delaware           100% by Company
--------------------------------------------------------------------------------
S&W New Orleans, L.L.C.                       Delaware           100% by Company
--------------------------------------------------------------------------------
MOC of Miami, L.L.C.                          Delaware           100% by Company
--------------------------------------------------------------------------------

(ii) Company's Affiliates

      1 Washington Avenue Corporation
      South Pointe Hospitality, Inc.

(iii) Company's directors and senior officers

      Alan N. Stillman                  Chief Executive Officer
                                        Director

      James Dunn                        President
                                        Director

      Mark K. Levine                    Chief Financial Officer
                                        Executive Vice President of Finance
                                        Treasurer
                                        Director

      Eugene M. Byrne                   Vice President of Operations

      Eugene Zuriff                     Director of Strategic Planning
                                        Director

      James Gerston                     Director of New Operations

      Thomas H. Lee                     Director

      C. Hunter Boll                    Director

      Richard LeFrak                    Director

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                SCHEDULE 3.25(c)

agreements restricting the ability of any Subsidiary to pay dividends out of profits or make distributions of profits to Company or other Subsidiaries holding stock in Subsidiary:

None.

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                                  SCHEDULE 3.26

complete and correct list of all outstanding Indebtedness of Company and Subsidiaries

1.    The Senior Loan

2. In 1995, the IRS agreed with the Company and its Subsidiaries and their employees that all employees will report all the tips they receive. The IRS has stated separately that, so long as employees start reporting their tips accurately, the IRS will not make further assessments on the Company and its Subsidiaries with respect to FICA relating to under reported tips for prior periods. However, as of December 30, 1996, employees of the Company and its Subsidiaries were still under reporting their tips, and the Company continues to accrue 7.65% of the under reported amount (the amount of FICA tax the Company and its Subsidiaries would owe on those amounts). The Company accrued $392,000, in the aggregate, as of December 28, 1998.

3.    Obligations assumed by S&W of Miami, L.L.C.:

            a.    One Washington Avenue Corporation:

                  i.    Dade County 1995 and 1996 property taxes

                  ii.   Muskat Group

                  iii.  Ocean Bank loan described in Schedule 3.10

                  iv.   SBA loan described in Schedule 3.10

            b.    South Pointe Hospitality, Inc.

                  i.    Florida state taxes

                  ii.   Federal taxes

                  iii.  Miscellaneous obligations to trade creditors

4. Letter of Credit No. PB-284294, dated March 7, 1994, issued by Morgan Guaranty Trust Company of New York in favor of Beekman Tenants Corporation for the account of Atlantic & Pacific Grill Associates, L.P., for up to an aggregate amount of $50,000, as amended.

                                                                  EXECUTION COPY

================================================================================

                                WARRANT AGREEMENT

                                   Dated as of

                                  June 29, 1999

                                      among

                       THE NEW YORK RESTAURANT GROUP, INC.

                                       and

                        MAGNETITE ASSET INVESTORS L.L.C.

                   ------------------------------------------

                                  Warrants for

                                 Common Stock of

                       THE NEW YORK RESTAURANT GROUP, INC.

                   ------------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                   ARTICLE 1.

                                  Defined Terms

SECTION 1.1  Definitions.....................................................1
SECTION 1.2  Other Definitions...............................................4
SECTION 1.3  Rules of Construction...........................................5

                                   ARTICLE 2.

                              Warrant Certificates

SECTION 2.1  Form and Dating of Warrant Certificates.........................5
SECTION 2.2  Execution of Warrant Certificates...............................6
SECTION 2.3  Certificate Register............................................6
SECTION 2.4  Transfer and Exchange of Warrant Certificates...................6
SECTION 2.5  Replacement Warrant Certificates................................7
SECTION 2.6  Temporary Warrant Certificates..................................8
SECTION 2.7  Cancellation of Warrant Certificates............................8

                                   ARTICLE 3.

                                 Exercise Terms

SECTION 3.1  Exercise Price..................................................8
SECTION 3.2  Exercise Periods................................................8
SECTION 3.3  Expiration......................................................8
SECTION 3.4  Manner of Exercise..............................................9
SECTION 3.5  Issuance of Warrant Shares......................................9
SECTION 3.6  Fractional Warrant Shares......................................10
SECTION 3.7  Reservation of Warrant Shares..................................10
SECTION 3.8  Compliance with Law............................................10

                                   ARTICLE 4.

                             Antidilution Provisions

SECTION 4.1  Changes in Common Stock........................................11
SECTION 4.2  Cash Dividends and Other Distributions.........................11
SECTION 4.3  [Intentionally omitted.].......................................12
SECTION 4.4  Combination; Liquidation.......................................12
SECTION 4.5  Tender Offers: Exchange Offers.................................13
SECTION 4.6  Other Events...................................................13
SECTION 4.7  Superseding Adjustment.........................................13
SECTION 4.8  Minimum Adjustment.............................................14
SECTION 4.9  Notice of Adjustment...........................................14

                                                                          Page
                                                                          ----

SECTION 4.10  Notice of Certain Transactions................................14
SECTION 4.11  Adjustment to Warrant Certificate.............................15

                                   ARTICLE 5.

                                Tag-Along Rights

SECTION 5.1  Tag-Along Rights on Transfers..................................15

                                   ARTICLE 6.

                        Certain Agreements of the Company

SECTION 6.1  Reporting and Inspection Covenants.............................16
SECTION 6.2  Nature of Business.............................................17
SECTION 6.3  Transactions with Affiliates...................................17
SECTION 6.4  Issuance of Additional Classes of Stock........................17
SECTION 6.5  Waiver of Preemptive Rights....................................17

                                   ARTICLE 7.

                               Registration Rights

SECTION 7.1  Registration Rights............................................17

                                   ARTICLE 8.

                                 Transferability

SECTION 8.1  Legend.........................................................18
SECTION 8.2  Lock-Ups.......................................................19

                                   ARTICLE 9.

                                  Miscellaneous

SECTION 9.1  Financial Information..........................................19
SECTION 9.2  Persons Benefitting............................................19
SECTION 9.3  Indemnity......................................................19
SECTION 9.4  Rights of Holders..............................................19
SECTION 9.5  Amendment......................................................20
SECTION 9.6  Notices........................................................20
SECTION 9.7  Governing Law..................................................21
SECTION 9.8  Successors.....................................................21
SECTION 9.9  Multiple Originals.............................................22
SECTION 9.10  Table of Contents.............................................22
SECTION 9.11  Severability..................................................22

                                                                          Page
                                                                          ----

SECTION 9.12  Termination...................................................22

EXHIBIT A   -   Form of Warrant Certificate
EXHIBIT B   -   Certificate to be Delivered Upon Exchange or Registration of
                Transfer of Warrant Certificates

                                                  EXHIBIT A TO WARRANT AGREEMENT

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. 1                                           Certificate for 107,983 Warrants

                      WARRANTS TO PURCHASE COMMON STOCK OF
                       THE NEW YORK RESTAURANT GROUP, INC.

        THIS CERTIFIES THAT, Magnetite Asset Investors L.L.C., a Delaware limited liability company, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "WARRANTS"). Each Warrant entitles the holder thereof (the "HOLDER"), at its option and subject to the provisions contained herein and in the

Warrant Agreement referred to below, to purchase from The New York Restaurant Group, Inc., a Delaware corporation (the "COMPANY"), one share of Common Stock, par value of $0.01 per share, of the Company (the "COMMON STOCK") at the per share exercise price of $0.01 (the "EXERCISE PRICE"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on June 29, 2009 (the "EXPIRATION DATE") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the

Warrants and the Exercise Price per share shall be as provided in and subject to adjustment from time to time as set forth in Sections 3 and 4 of the Warrant Agreement. (Pursuan to Section 3.1 thereof, if the Subordinated Notes shall not have been paid in full by June 29, 2001, the number of Warrants evidenced by the Warrant Certificate shall be 143,977 Warrants, as subject to adjustment from time to time as set forth in Section 3 and 4 of the Warrant Agreement.)

        This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 29, 1999 (the "WARRANT AGREEMENT"), among the Company and Magnetite Asset Investors L.L.C., and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 1114 First Avenue, New York, New York 10021.

        Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (I) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto as Exhibit 1 duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company or (II) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

        As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on or after the Closing Date. No Warrant shall be exercisable after the Expiration Date.

        In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of Common Stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; PROVIDED, HOWEVER, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

        The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

        Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged by presenting this Warrant Certificate to the Company properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

        All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duty and validly issued and fully paid and non-assessable.

        The Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

        Except as otherwise specifically required in the Warrant Agreement, the Warrants do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

                                        THE NEW YORK RESTAURANT GROUP, INC.


                                        By __________________________________

[SEAL]

Attest: ____________________________
               Secretary

DATED:

                                                EXHIBIT 1 TO WARRANT CERTIFICATE

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                       THE NEW YORK RESTAURANT GROUP, INC.

        The undersigned hereby irrevocably elects to exercise [   ] Warrants at
an exercise price per Warrant (subject to adjustment) of $.01 to acquire an equal number of shares of Common Stock, par value $.01 per share, of The New York Restaurant Group, Inc., on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to The New York Restaurant Group, Inc., and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date: ______________________


                                                                             (1)
                                        -------------------------------------
                                                (Signature of Owner)

                                        --------------------------------------
                                        (Street Address)

                                        --------------------------------------
                                        (City)     (State)          (Zip Code)


                                        Signature Guaranteed by:


                                        --------------------------------------

----------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

           Name:

           Street Address:

           City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

    Please insert social security or identifying number:

    Name:

    Street Address:

    City, State and Zip Code:

                                                  EXHIBIT B TO WARRANT AGREEMENT

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                       OF TRANSFER OF WARRANT CERTIFICATES

        Re: 107,983 Warrants to Purchase Common Stock (the "WARRANTS") of THE NEW YORK RESTAURANT GROUP, INC.

        This Warrant Certificate relates to 107,983 Warrants held in definitive form by _________ (the "TRANSFEROR").

The Transferor*:

        has requested the Company by written order to exchange or register the transfer of a Warrant Certificate

        In connection with such request and in respect of such Warrant Certificate, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant Certificate does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") because:

        Such Warrant Certificate is being acquired for the Transferor's own account without transfer (in satisfaction of Section 4 of the Warrant Agreement).

        Such Warrant Certificate is being transferred (i) to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause
(ii), based on an opinion of counsel if the Company so requests).

        Such Warrant Certificate is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

        Such Warrant Certificate is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (together with a certification).

----------
*  Check applicable box.

              Such Warrant Certificate is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).


                                [INSERT NAME OF TRANSFEROR]

                                By: ___________________________

Date:

        WARRANT AGREEMENT, dated as of June 29, 1999 (this "AGREEMENT"), among THE NEW YORK RESTAURANT GROUP, INC., a Delaware corporation (the "COMPANY"), and MAGNETITE ASSET INVESTORS L.L.C., a Delaware limited liability company ("MAGNETITE").

                              W I T N E S S E T H :

        WHEREAS, the Company has agreed to issue to Magnetite, and Magnetite has agreed to purchase, warrants (the "WARRANTS") from the Company, each Warrant initially entitling the holder thereof to purchase one share of Common Stock (as defined below) of the Company representing in the aggregate 1 1/2% of the Common Stock of the Company or, upon the occurrence of certain events, one and one-third shares of Common Stock of the Company representing in the aggregate 2% of the Common Stock of the Company, subject to adjustment as provided herein; and

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINED TERMS

        SECTION 1.1 DEFINITIONS. All terms defined in the Senior Subordinated Note Purchase Agreement, dated as of June 29, 1999, between the Company and Magnetite (the "NOTE PURCHASE AGREEMENT") shall have such defined meanings when used herein unless otherwise defined herein. As used in this Agreement, the following terms shall have the following meanings:

        "AFFILIATE" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "BOARD" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

        "BUSINESS DAY" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

        "CASHLESS EXERCISE RATIO" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

        "CLOSING DATE" means the date of the Note Purchase Agreement.

        "COMBINATION" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

        "COMMON STOCK" means the common stock of the Company with $.01 par value per share issued or issuable upon exercise of the Warrants.

        "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date means (I) if the security is not registered under the Exchange Act, the value of the security as determined in good faith by the Board not taking into account the absence of an active trading market or the minority nature of the investment; or (II) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. The Company shall pay the reasonable fees and expenses of any investment bank referred to in
Article 4 involved in the determination of Current Market Value.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXPIRATION DATE" means the tenth anniversary of the Closing Date.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.

        "HOLDER" means the duly registered holder of a Warrant under the terms of this Warrant Agreement.

        "INITIAL PUBLIC OFFERING" or "IPO" means the first time a Registration Statement (other than Registration Statements on Form S-4 or Form S-8) filed under the Securities Act with the SEC respecting an offering, whether primary or secondary, of Common Stock (or securities convertible into, or exchangeable for, Common Stock, or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

        "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

        "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Warrants, Warrant Shares or other Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        "REGISTRABLE SECURITIES" means (A) any Warrant Shares or other securities issued or issuable upon exercise of any Warrants (which shall be deemed, for the purposes of this definition, to have been issued to, and to be held by, the Holders of such Warrants) and (B) any securities issued or issuable with respect to any such Warrant Shares or other securities by way of stock dividend or stock split or in connection with a combination of Shares of Common Stock of the Company, recapitalization, merger, consolidation, reorganization or otherwise. As to any such Registrable Securities, once issued such Shares of Common Stock or securities shall cease to be Registrable Securities when (I) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective and such securities shall have been disposed of in accordance with such Registration Statement,

(II) they shall have been or thereafter can be offered and sold by a person that is not an affiliate of the Company pursuant to Rule 144 without compliance with the provisions of Rule 144(e)(2), (III) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration under the Securities Act or qualification of them under state blue sky laws, or (IV) they shall have ceased to be outstanding.

        "REGISTRATION STATEMENT" means a registration statement that is in compliance with the Securities Act.

        "REQUIREMENTS OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents or such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SUBORDINATED NOTES" means the 12 1/2% Senior Subordinated Notes issued pursuant to the Note Purchase Agreement.

        "TRANSFER" means any sale, assignment, gift, bequest, transfer, distribution, pledge, hypothecation or other encumbrance or disposition.

        "TRANSFER RESTRICTED SECURITIES" means the Warrants and the Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (I) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (II) it has been distributed pursuant to Rule 144 (or any similar provisions under the Securities Act then in effect) or (III) it has been otherwise transferred and may be resold without registration under the Securities Act.

        "UNDERLYING SECURITIES" means the Warrant Shares and other securities issuable or issued upon exercise of the Warrants.

        "WARRANT SHARES" means the shares of Common Stock of the Company received, or issued and received, as the case may be, upon exercise of the Warrants.

        SECTION 1.2  OTHER DEFINITIONS

                                                           Defined in
             Term                                            Section

      "Agreement".................................    Introductory Paragraph
      "Cashless Exercise".........................    3.4
      "Certificate Register"......................    2.3
      "Company"...................................    Introductory Paragraph
      "Exercise Price"............................    3.1
      "Fair Value"................................    4.2
      "Letter Agreement"..........................    9.5(b)
      "Magnetite".................................    Introductory Paragraph
      "Note Purchase Agreement"...................    1.1
      "QIB".......................................    2.4(a)
      "Registrar".................................    2.7
      "Shareholders"..............................    5.1
      "Successor Company".........................    4.4(a)
      "THL Shareholders' Agreement"...............    5.1
      "Transfer Agent"............................    3.5
      "Warrants"..................................    Introductory Paragraph
      "Warrant Certificates"......................    2.1

        SECTION 1.3 RULES OF CONSTRUCTION. Unless the text otherwise required.

        (i) a term has the meaning assigned to it;

        (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

        (iii) "or" is not exclusive;

        (iv) "including" means including, without limitation; and

        (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2.

                              WARRANT CERTIFICATES

        SECTION 2.1 FORM AND DATING OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form of Exhibit A, the terms of which are hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legend required by Section 8.1. Each Warrant Certificate shall be dated the date of its countersignature.

        The Warrants shall be issued initially in definitive form represented by a Warrant Certificate (such certificate and all other certificates representing physical delivery of Warrants in definitive form being called "WARRANT CERTIFICATES"), representing Warrants to purchase 1 1/2% of the Common Stock of the Company, increasing to 2% of the Common Stock of the Company (as outstanding on the date hereof) if the Subordinated Notes shall not have been paid in full by June 29, 2001, which shall be issued and delivered to Magnetite.

        SECTION 2.2 EXECUTION OF WARRANT CERTIFICATES. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificate and may be in facsimile form.

        SECTION 2.3 CERTIFICATE REGISTER. The Company shall keep a register ("CERTIFICATE REGISTER") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and the Company shall not be affected by notice to the contrary.

        SECTION 2.4 TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES. (a) TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES. When Warrant Certificates are presented to the Company with a request to register the transfer of such Warrant Certificates or to exchange such Warrant Certificates for an equal number of Warrant Certificates of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Warrant Certificates surrendered for transfer or exchange:

        (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing; and

        (ii) in the case of Warrant Certificates that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:

           (1) a certificate from such Holder in substantially the form of Exhibit B hereto certifying that:

               (A) such securities are being delivered for registration in the name of such Holder without transfer;

               (B) such securities are being transferred to the Company;

               (C) such securities are being transferred pursuant to an effective registration statement under the Securities Act; or

               (D) such securities are being transferred (w) to a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act pursuant to such Rule 144A, (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 under the Securities Act or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and

           (2) in the case of any transfer described under clause
(a)(ii)(1)(D)(x), (y) and (z) of this Section 2.4, evidence reasonably satisfactory to the Company as to compliance with the restrictions set forth in the legend in Section 8.1.

        (b) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF WARRANT CERTIFICATES. (i) To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates as required pursuant to the provisions of this Section 2.4.

           (ii) All Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

           (iii) Prior to due presentment for registration of transfer of any Warrant Certificate, the Company may deem and treat the Person in whose name such Warrant Certificate is registered as the absolute owner of such Warrant Certificate and the Company shall not be affected by notice to the contrary.

           (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

           (v) Upon any sale or transfer of Warrant Certificates pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the Company shall permit the Holder thereof to exchange such Warrant Certificates for new Warrant Certificates not bearing the legend set forth in Section 8.1 and shall rescind any restriction on the transfer of such new Warrant Certificates.

        SECTION 2.5 REPLACEMENT WARRANT CERTIFICATES. If a mutilated Warrant Certificate is surrendered to the Company or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Warrant Certificate if the reasonable requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss which the Company may suffer if a Warrant Certificate is replaced. The Company may charge the Holder for its expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

        SECTION 2.6 TEMPORARY WARRANT CERTIFICATES. Until definitive Warrant Certificates are ready for delivery, the Company may prepare temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

        SECTION 2.7 CANCELLATION OF WARRANT CERTIFICATES. (a) In the event the

Company shall purchase or otherwise acquire Warrant Certificates, the same shall be cancelled.

        (b) The Company shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

                                   ARTICLE 3.

                                 EXERCISE TERMS

        SECTION 3.1 EXERCISE PRICE. Each Warrant shall initially entitle the Holder thereof to purchase one share of Common Stock, PROVIDED, however, that if the Subordinated Notes shall not have been paid in full by June 29, 2001, each Warrant shall entitle the Holder thereof to purchase one and exactly one-third shares of Common Stock, in each case for a per share exercise price (the "EXERCISE PRICE") of $0.01, in each case subject to adjustment pursuant to the terms of this Agreement.

        SECTION 3.2 EXERCISE PERIODS. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time on or after the Closing Date.

        (b) No Warrant shall be exercisable after the Expiration Date.

        SECTION 3.3 EXPIRATION. A Warrant shall terminate and become void as of the earlier of (I) the close of business on the Expiration Date or (II) the time and date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date. The Warrants shall terminate and become void after the Expiration Date, notwithstanding the Company's failure to give such notice.

        SECTION 3.4 MANNER OF EXERCISE. Warrants may be exercised upon (I) surrender to the Company of the Warrant Certificates, together with the form of election to purchase Warrant Shares in the form of Exhibit 1 to the Warrant Certificate duly filled in and signed by the Holder thereof and (II) payment to the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made (I) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (II) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "CASHLESS EXERCISE". All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. If, pursuant to the Securities Act, the Company is not permitted to effect the registration under the Securities Act of the issuance and sale of the Warrant Shares by the Company to the Holders of the Warrants upon the exercise of the Warrants, the Holders of the Warrants will be required, if the Company is not then able to rely on an exemption from the registration requirements of the Securities Act in connection with the issuance and sale of the Warrant Shares upon exercise of the Warrants, to effect the exercise of the Warrants solely pursuant to the Cashless Exercise option. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued.

        SECTION 3.5 ISSUANCE OF WARRANT SHARES. Subject to Section 2.5, upon the surrender of Warrant Certificates and payment of the per share Exercise Price or pursuant to a Cashless Exercise, as set forth in Section 3.4, the Company shall issue and cause, if appointed, a transfer agent for the Common Stock ("TRANSFER AGENT") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price or pursuant to a Cashless Exercise, as set forth in Section 3.4.

        SECTION 3.6 FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

        SECTION 3.7 RESERVATION OF WARRANT SHARES. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock (the "REGISTRAR") shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or canceled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests, created by or through the Company, with respect to the issue thereof. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

        Before taking any action which would cause an adjustment pursuant to
Article 4 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares.

        SECTION 3.8 COMPLIANCE WITH LAW. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (I) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (II) an exemption from the registration requirements is available under the Securities Act at the time of such exercise.

                                   ARTICLE 4.

                             ANTIDILUTION PROVISIONS

        SECTION 4.1 CHANGES IN COMMON STOCK. In the event that at any time or from time to time after the date hereof the Company shall (I) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (II) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (III) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (IV) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price for each Warrant shall be adjusted in inverse proportion. An adjustment made pursuant to this Section 4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

        SECTION 4.2 CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In case at any time or from time to time after the date hereof the Company shall distribute to holders of Common Stock (I) any dividend or other distribution of cash, evidences of its indebtedness, or any other properties or securities or (II) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (I) and (II), (X) any dividend or distribution described in Section 4.1, or (Y) any rights, options, warrants or securities described in Section 4.3 then the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (X) any cash distributed per share of Common Stock and (Y) the fair value (the "FAIR VALUE") (as determined in good faith by the Board, whose determination shall be evidenced by a Board resolution, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights (notwithstanding the foregoing, if the Fair Value in the above formula equals or exceeds the Current Market Value per share of Common Stock in the above formula, then the Current Market Value per share of Common Stock shall be equal to the fair value per share of the Common Stock on the record date as determined in good faith by the Board and described in a Board resolution); and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; PROVIDED, HOWEVER, that the Company is not required to make an adjustment pursuant to this Section 4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.2 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

        SECTION 4.3 [Intentionally omitted.]

        SECTION 4.4 COMBINATION; LIQUIDATION. (a) Except as provided in Section 4.4(b), in the event of a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of Common Stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "SUCCESSOR COMPANY") in such Combination will enter into an agreement with the Company confirming the Holders' rights pursuant to this Section 4.4(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.4(a) shall similarly apply to successive Combinations involving any Successor Company.

        (b) In the event of (I) a Combination in which consideration to holders of Common Stock in exchange for their shares is payable solely in cash, or (II) the dissolution, liquidation or winding-up of the Company, then the Holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

        In case of any Combination described in this Section 4.4(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall make available promptly the funds, if any, necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

        SECTION 4.5 TENDER OFFERS: EXCHANGE OFFERS. In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Company, or such subsidiary of the Company, shall offer to purchase Warrants for comparable consideration per share of Common Stock based on the number of shares of Common Stock which the Holders of such Warrants would receive upon exercise of such Warrants; PROVIDED, HOWEVER, if a tender offer is made for only a portion of the outstanding shares of Common Stock, then such offer shall be made for Warrants in the same pro rata proportion.

        SECTION 4.6 OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

        SECTION 4.7 SUPERSEDING ADJUSTMENT. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; PROVIDED, HOWEVER, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

        SECTION 4.8 MINIMUM ADJUSTMENT. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

        SECTION 4.9 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Chief Financial Officer of the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly mail a copy of such certificate to each Holder in accordance with Section 9.6. The Company shall exhibit such certificate from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Company shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

        SECTION 4.10 NOTICE OF CERTAIN TRANSACTIONS. In the event that the Company shall propose (A) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (C) to effect any capital reorganization, consolidation or merger, (D) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (E) to offer any securities the return on which is measured in whole or in part by reference to the Common Stock, or in the event of a tender offer or exchange offer described in Section 4.5, the Company shall within 5 days send to Magnetite and shall within 5 days send to the Holders (other than Magnetite) a notice of such proposed action or offer, such notice to be mailed by the Company to the Holders in accordance with
Section 9.6, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action.

        SECTION 4.11 ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE 5.

                                TAG-ALONG RIGHTS

        SECTION 5.1 TAG-ALONG RIGHTS ON TRANSFERS. The Company acknowledges that, except as otherwise provided in this Agreement, the Holders shall have the "tag along" rights set forth in Section 3 of the Shareholders' Agreement, dated as of October 31, 1997 (the "THL SHAREHOLDERS' AGREEMENT"), by and among the Company, Alan Stillman, Thomas H. Lee Equity Partners, L.P., THL-CCI Limited Partnership and those Persons listed as Shareholders on the counterpart signature pages thereto (the "SHAREHOLDERS"), which Section 3 shall apply to each Holder of any Warrant or Warrant Share as if such Holder were a "Shareholder" thereunder and as if such Warrants or Warrant Shares were "Shares" thereunder; PROVIDED that all other defined terms applicable to such "tag along" rights shall have the meanings ascribed to them under the THL Shareholders' Agreement; and PROVIDED, FURTHER that the Holders shall have such "tag along" rights until consummation of the Company's Initial Public Offering or the earlier termination of this Agreement in accordance herewith.

                                   ARTICLE 6.

                        CERTAIN AGREEMENTS OF THE COMPANY

        The Company hereby agrees that, until the first to occur of (I) the consummation of the Company's IPO or (II) the date on which no Transfer Restricted Securities remain outstanding:

        SECTION 6.1 REPORTING AND INSPECTION COVENANTS. (a) FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES. The Company shall, and shall cause each of its Subsidiaries to, keep its books of account in accordance with good accounting practices; the Company shall furnish to each Holder, within 120 days after the last day of each fiscal year, consolidated balance sheets of the Company and its Subsidiaries as at such last day of the fiscal year and statements of income and retained earnings and cash flows for such fiscal year each prepared in accordance with GAAP and certified by a firm of independent certified public accountants of recognized national reputation; and, within 45 days after the close of each of the first three quarters of each fiscal year, consolidated and consolidating balance sheets, statements of income and retained earnings and cash flows of the Company and its Subsidiaries as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail and certified by the chief financial or accounting officer of the Company as having been prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes). The Company will also furnish, within forty-five days after the end of a calendar month, monthly profit and loss statements of each existing and new restaurant owned or managed by the Company or any of its Subsidiaries, internally prepared and certified by the chief financial officer of the Company. The Company will, with reasonable promptness, furnish such other data as may be reasonably requested by the Holders, including, without limitation, copies of all material contracts and agreements. The Company shall (I) at the Holders' expense, at any time and from time to time (but not exceeding once in a calendar year) or (II) after an Event of Default under the Note Purchase Agreement has occurred and is continuing, at the Company's expense, at any time and from time to time, permit any Holder by or through any of its Officers, agents, employees, attorneys or accountants to conduct, upon reasonable notice, an examination of, and make extracts from, the Company's books and records.

        (b) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Company shall, and shall cause each Subsidiary to, keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause its Subsidiaries to permit, upon reasonable notice thereof (I) at the Holders' expense, at any time and from time to time (but not exceeding once in a calendar year), or (II) after an Event of Default under the Note Purchase Agreement has occurred and is continuing, at the Company's expense, at any time and from time to time, any Holder by or through any of its Officers, agents, employees, attorneys or accountants to visit and inspect any of its properties and examine and make abstracts from any of its books and records and discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with Officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

        SECTION 6.2 NATURE OF BUSINESS. Neither the Company nor any Subsidiary will materially alter the nature of its business.

        SECTION 6.3 TRANSACTIONS WITH AFFILIATES. Except as otherwise specifically set forth in the Note Purchase Agreement, neither the Company nor any Subsidiary will, directly or indirectly, purchase, acquire or lease any property or assets from, or sell, transfer or lease any property or assets to, or enter into any other transaction with, including without limitation any issuance or sale of stock, rights, options, warrants or securities exchangeable into stock, any Affiliate, except in the ordinary course of business at prices and on terms and conditions not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

        SECTION 6.4 ISSUANCE OF ADDITIONAL CLASSES OF STOCK. The Company shall not create any additional classes of capital stock (other than the Common Stock) including preferred stock and any rights, options, warrants or any other securities the return of which is measured in whole or in part by reference to the Common Stock unless the Company shall have given the Holders at least 10 Business Days prior notice of such issuance and demonstrated to the reasonable satisfaction of each Holder, that the requirements of Sections 4.6 and 6.3 have been met.

        SECTION 6.5 WAIVER OF PREEMPTIVE RIGHTS. The Company represents and warrants that the Shareholders under the THL Shareholders' Agreement have waived their preemptive rights under Section 4 thereof to acquire from the Company any Warrants or Warrant Shares issued as a result of the exercise of Warrant by a Holder hereunder.

                                   ARTICLE 7.

                               REGISTRATION RIGHTS

        SECTION 7.1 REGISTRATION RIGHTS. (a) The Company acknowledges that, except as provided below, the Holders shall have the registration rights set forth in Sections 6, 7 and 8 of the THL Shareholders' Agreement which Sections
6.7 and 8 shall apply to each Holder of any Warrant or Warrant Share as if such Holder were a "Shareholder" thereunder and as if such Warrants or Warrant Shares were "Shares" thereunder, PROVIDED that all defined terms therein shall have the meanings ascribed to them in such THL Shareholders' Agreement, except that "Registrable Securities" shall have the meaning set forth in this Agreement; and PROVIDED, FURTHER that such Sections 6, 7 and 8 of the THL Shareholders' Agreement shall apply to the Holders until termination of this Agreement in accordance herewith. Notwithstanding the foregoing, the Holders' rights under such Sections 6, 7 and 8 shall be modified as follows: (I) the Holders shall have no piggyback registration rights in an Initial Public Offering occurring prior to December 31, 1999, (II) the Holders shall have piggyback registration rights in connection with any filing of a registration statement under the Securities Act described in Section 6(a) of the THL Shareholders' Agreement occurring after the Initial Public Offering, and in any Initial Public Offering occurring after December 31, 1999, and (III) the Holders shall be treated for purposes of Sections 6, 7 and 8 as if they were shareholders holding Registrable Securities (i.e. for purposes of cut-backs, notices, payment of expenses, indemnification, Form S-3 registration and other matters under such Sections).

        (b) For clarity, the Holders shall have no demand registration rights at any time under Sections 5 of the THL Shareholders' Agreement.

                                   ARTICLE 8.

                                 TRANSFERABILITY

        SECTION 8.1 LEGEND. Except for Warrant Certificates delivered pursuant to Section 2.4(b)(v) of this Agreement, each Warrant Certificate and Warrant Share shall bear a legend in substantially the following form (with any appropriate modification for the Warrant Shares):

    "THE WARRANT CERTIFICATES AND THE WARRANT SHARES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

        SECTION 8.2 LOCK-UPS. For so long as the Warrants or the Warrant Shares are not eligible for resale under Rule 144, the Holders shall not sell such Warrants or Warrant Shares under the circumstances contemplated by Section 9(b)(i) of the THL Shareholders' Agreement in connection with the Initial Public Offering. Otherwise, and except as otherwise expressly provided in this Agreement, there shall be no other restrictions with respect to any sales by the Holders under Rule 144.

                                   ARTICLE 9.

                                  MISCELLANEOUS

        SECTION 9.1 FINANCIAL INFORMATION. As soon as any Warrant becomes outstanding, the Company shall promptly deliver to the Holders any annual, quarterly or other financial statements and such other information as is provided to any holders of equity or debt securities (excluding holders of senior bank debt) of the Company in their capacity as holders of such securities.

        SECTION 9.2 PERSONS BENEFITTING. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

        SECTION 9.3 INDEMNITY. The Company hereby agrees to indemnify and hold harmless each beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 9.3 is sought, such a beneficial owner) against all losses, damages or liabilities which such beneficial owner suffers as a result of any breach, on the date of any exercise of a Warrant by such beneficial owner, of the representations, warranties or agreements contained herein.

        SECTION 9.4 RIGHTS OF HOLDERS. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (I) to receive dividends or other distributions, (II) to receive notice of or vote at any meeting of the stockholders, (III) to consent to any action of the stockholders,
(IV) to receive notice of any other proceedings of the Company or (V) to exercise any other rights as stockholders of the Company.

        SECTION 9.5 AMENDMENT. (a) This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable; PROVIDED, HOWEVER, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding.

        (b) Pursuant to the Letter Agreement dated June 28, 1999 (the "LETTER AGREEMENT"), the Holders have become party to the THL Shareholders' Agreement solely for purposes of Sections 3, 6, 7 and 8 thereof, and the defined terms used in such sections, as modified by this Agreement. In connection with any proposed amendment, waiver or modification of such sections, the Holders shall have the same voting rights as the Shareholders thereunder and shall be bound by any amendment, waiver or consent to such Sections 3, 6, 7 or 8 (as to the subject matter existing on the date hereof) approved by the requisite number of Shareholders as if the Holders were signatories thereto; PROVIDED that if the Shareholders receive any remuneration or compensation in respect of any amendment, waiver or modification, the Holders shall be entitled to share therein as if they were Shareholders thereunder.

        SECTION 9.6 NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be in writing (unless otherwise expressly provided herein) and shall be deemed to have been duly given or made when delivered by hand, or by telecopy, receipt acknowledged, or five (5) calendar days after having been deposited in the mail addressed as follows:

        The Company:    The New York Restaurant Group, Inc.
                        1114 First Avenue
                        New York, New York  10021
                        Attn:  Mr. Mark K. Levine, Executive Vice President

        with a copy to: Hutchins, Wheeler & Dittmar, A Professional Corporation
                        101 Federal Street
                        Boston, Massachusetts  02110
                        Attn:  James Westra, Esq.

        Magnetite:      Magnetite Asset Investors L.L.C.
                        c/o BlackRock Financial Management, Inc.
                        345 Park Avenue, 29th Floor
                        New York, NY 10154
                        Attn: Dennis M. Schaney
        with copies to: Kelso & Company
                        320 Park Avenue, 24th Floor
                        New York, New York  10022
                        Attn:  James J. Connors, II, Esq.

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York  10022
                        Attn:  John M. Vasily, Esq.

        The Company by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 9.7 GOVERNING LAW. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

        SECTION 9.8 SUCCESSORS. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors.

        SECTION 9.9 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same Agreement. One signed copy is enough to prove this Agreement.

        SECTION 9.10 TABLE OF CONTENTS. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 9.11 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

        SECTION 9.12 TERMINATION. Unless otherwise expressly stated herein, this Agreement shall terminate if no Transfer Restricted Securities are outstanding.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                          THE NEW YORK RESTAURANT GROUP, INC.


                          By:
                              Name:
                              Title:

                          MAGNETITE ASSET INVESTORS L.L.C.

                          By: BLACKROCK FINANCIAL MANAGEMENT, INC.,
                              as Managing Member


                          By:
                              Name:  Dennis M. Schaney
                              Title: Managing Director